AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2005
                                                REGISTRATION FILE NO. 333-123892

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM SB-2
                                (AMENDMENT NO. 1)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           OPHTHALMIC IMAGING SYSTEMS
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        CALIFORNIA                       3841                  94-3035367
(State or other jurisdiction of    (primary standard        (I.R.S. Employer
incorporation or organization)      industrial code)      Identification Number)

                            221 LATHROP WAY, SUITE I
                          SACRAMENTO, CALIFORNIA 95815
                                 (916) 646-2020
          (Address and telephone number of principal executive offices)

                                                           WITH A COPY TO:
ARIEL SHENHAR, CHIEF FINANCIAL OFFICER                    HENRY I. ROTHMAN
      OPHTHALMIC IMAGING SYSTEMS                        TROUTMAN SANDERS LLP
       221 LATHROP WAY, SUITE I                         405 LEXINGTON AVENUE
     SACRAMENTO, CALIFORNIA  95815                    NEW YORK, NEW YORK 10174
            (916) 646-2020                                 (212) 704-6000

 (Name, address, including zip code, and telephone number of agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
                 TIME AFTER THIS REGISTRATION BECOMES EFFECTIVE.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- --------------------- -------------------- --------------------
         TITLE OF EACH                 AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM
           CLASS OF                     TO BE          OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
  SECURITIES TO BE REGISTERED      REGISTERED (1)            SHARE                 PRICE          REGISTRATION FEE

Common stock, no par value per        6,000,000            $1.10 (3)            $6,600,000            $776.82*
share (2)
-------------------------------- -------------------- --------------------- -------------------- --------------------

* Previously paid.

(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Shares of common stock to be offered in connection with an equity line of credit arrangement.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of the high and low reported prices of the Registrant's common stock on March 31, 2005.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

                   Subject To Completion, dated June __, 2005

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                                6,000,000 SHARES

                           OPHTHALMIC IMAGING SYSTEMS
                                  COMMON STOCK


This prospectus relates to the resale by Dutchess Private Equities Fund II, LP ("Dutchess") for its own account of up to an aggregate of 6,000,000 shares of our common stock to be purchased from us under an investment agreement, sometimes referred to as an equity line of credit agreement. We will pay for the expenses of this offering. Dutchess is an "underwriter" as that term is defined in the Securities Act of 1933.

         Our common stock trades on the OTC Bulletin Board(R) under the symbol "OISI." The last reported sale price of our common stock on June 3, 2005, was $1.17 per share.

         The mailing address and the telephone number of our principal executive offices are 221 Lathrop Way, Suite I, Sacramento, California 95815,
         (916) 646-2020.

--------------------------------------------------------------------------------


          Investing in our common stock involves a high degree of risk.

               PLEASE SEE THE SECTION OF THIS PROSPECTUS ENTITLED
                      "RISK FACTORS" BEGINNING ON PAGE 3.
--------------------------------------------------------------------------------


We will not receive any proceeds from the sale of the shares by Dutchess. However, we will receive proceeds from any sale of common stock to Dutchess under the investment agreement described in greater detail under the Investment Agreement with Dutchess section of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is June __, 2005.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.


                                TABLE OF CONTENTS

                                                                        PAGE NO.
Prospectus Summary.............................................................1
Risk Factors...................................................................3
Special Note Regarding Forward Looking Statements.............................10
Use of Proceeds...............................................................11
Market for Common Equity and Related Stockholder Matters......................11
Dilution......................................................................13
Description of Business.......................................................14
Description of Property.......................................................21
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.......................................................21
Investment Agreement with Dutchess............................................31
Selling Security Holder ......................................................33
Plan of Distribution..........................................................34
Description of Securities.....................................................36
Directors, Executive Officers, Promoters and Control Persons..................39
Security Ownership of Certain Beneficial Owners and Management................41
Executive Compensation........................................................42
Certain Relationships and Related Transactions................................45
Legal Proceedings.............................................................45
Disclosure of Commission Position on Indemnification For Securities
  Act Liabilities.............................................................46
Changes In and Disagreements with Accountants.................................46
Transfer Agent and Registrar..................................................46
Interest of Named Experts and Counsel.........................................46
Where You Can Find More Information...........................................47

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus and does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

         On December 28, 2004, we entered into an investment agreement with Dutchess Private Equities Fund II, LP providing for an equity line of credit. Pursuant to the investment agreement, Dutchess has agreed to provide us with up to $9,000,000 of funding during the thirty month period beginning on the date that the registration statement we have agreed to file providing for the resale of the shares of common stock issuable under the investment agreement is declared effective by the Securities and Exchange Commission. During this thirty month period, we may request a drawdown under the investment agreement by selling shares of our common stock to Dutchess, and Dutchess will be obligated to purchase the shares. The minimum and maximum amounts the registrant can draw down at any one time is determined using a formula contained in the investment agreement. We are under no obligation to request any drawdowns under the investment agreement. See "Investment Agreement with Dutchess" for more information.

         We are registering the shares of common stock issuable to Dutchess under the investment agreement. These shares may be offered for sale from time to time by means of this prospectus by or for the account of Dutchess. We will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as Dutchess holds shares of our common stock or until these shares can be sold under an appropriate exemption from registration. We have agreed to bear the expenses of registering the shares but not the expenses associated with selling the shares, such as broker discounts and commissions.

         Our common stock to be issued under our agreement with Dutchess will be purchased at the greater of (A) a 4% discount to the average of the two lowest closing best bid prices during the five trading days immediately following our drawdown notice to Dutchess of our election to exercise our put right or (B) the minimum per share price that we will accept for the purchase of our shares.

         The offering was made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. We are obligated to register for resale the shares of common stock issuable pursuant to the investment agreement pursuant to a registration rights agreement dated as of December 28, 2004 between us and Dutchess.

         We will not receive any proceeds from the sale of the shares by Dutchess. However, we will receive proceeds from any sale of common stock to Dutchess under the investment agreement. We expect to use substantially all the net proceeds for general corporate and working capital purposes.

         For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 6,000,000 shares pursuant to the exercise of our put right under the investment agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 6,000,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 6,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

OUR COMPANY

         We are engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. Our products are used for a variety of standard diagnostic test procedures performed in most eye care practices. Since our inception, we have developed products that have addressed primarily the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in our angiography line are our WinStation digital imaging systems. These WinStation products are targeted primarily at retinal specialists and general ophthalmologists in the diagnosis and treatment of retinal diseases and other ocular pathologies. The Digital Fundus Imager is for use in color fundus imaging and fluorescein angiography, with the emphasis on imaging the back of the eye. See "Description of Business" for more information.


THE OFFERING

Common stock  offered by      Up to  6,000,000  shares  of  common  stock may be
selling security holder       offered under this  prospectus of which shares are
                              issuable pursuant to the investment agreement with Dutchess.


Use of Proceeds               We will not receive any proceeds  from the sale of
                              the shares by Dutchess. However, we will receive proceeds from any sale of common stock to Dutchess under the investment agreement. We expect to use substantially all the net proceeds for general corporate and working capital purposes.

Risk Factors You should read the "Risk Factors" section beginning on page 3 as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

OTC Bulletin Board(R) symbol  OISI

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE WOULD BE REQUIRED TO ELIMINATE CERTAIN ACTIVITIES THAT WOULD ADVERSELY EFFECT OUR OPERATIONS.

         We may require substantial funds for various purposes, including continuing research and development, manufacturing and marketing our existing products. We may need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourselves, which may materially adversely affect our continued operations.

IF WE FAIL TO DEVELOP AND SUCCESSFULLY INTRODUCE NEW AND ENHANCED PRODUCTS THAT MEET THE NEEDS OF OUR CUSTOMERS, OUR BUSINESS MAY BE HARMED.

         Our future success depends on our ability to anticipate our customers' needs and develop products that address those needs. This will require us to design, develop, manufacture, assemble, test market and support new products and enhancements on a timely and cost-effective basis. We cannot assure that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost effective manner. Our failure to do so could lead to a reduction in sales and our business may be harmed.

OUR MARKET IS UNPREDICTABLE AND CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGES AND EVOLVING STANDARDS, AND, IF WE FAIL TO KEEP UP WITH SUCH CHANGES, OUR BUSINESS AND OPERATING RESULTS WILL BE HARMED.

         Our industry is characterized by extensive research and development, rapid technological change, frequent innovations and new product introductions, changes in customer requirements and evolving industry standards. Demand for our products could be significantly diminished by new technologies or products that replace them or render them obsolete, which would have a material adverse effect on our business, financial condition and results of operations.

THE MARKETS IN WHICH WE SELL OUR PRODUCTS ARE INTENSELY COMPETITIVE AND INCREASED COMPETITION COULD CAUSE REDUCED SALES LEVELS, REDUCED GROSS MARGINS OR THE LOSS OF MARKET SHARE.

         Competition in the healthcare industry markets in which we provide products is intense and is based upon price, product performance, quality, reliability and customer service. Our WinStation products compete against products offered by Topcon and Zeiss, among others. Our DFI products compete against products offered by Topcon, Kowa, Zeiss, Canon and Nidek, among others. We are aware of five primary competitors for the DSLI, namely Veatch, MVC, Kowa, Helioasis and Lombard.

         Although we will continue to work to develop new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Introduction of such devices and alternative methods could hinder our ability to compete effectively and could have a material adverse effect on our business, financial condition and results of operations. Many of our competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than we have.

         Any business combinations or mergers among our competitors, forming larger competitors with greater resources, or the acquisition of a competitor by a major medical or technology corporation seeking to enter this business, could result in increased competition.

WE MAY EXPERIENCE A DECLINE IN SELLING PRICES OF OUR PRODUCTS AS COMPETITION INCREASES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         As competing products become more widely available, the average selling price of our products may decrease. Trends toward managed care, health care, cost containment and other changes in government and private sector initiatives in the United States and other countries in which we do business are placing increased emphasis on the delivery of more cost-effective medical therapies which could also adversely affect prices of our products. If we are unable to offset the anticipated decrease in our average selling prices by increasing our sales volumes, our net sales will decline. In addition, to maintain our gross margins, we must continue to reduce the cost of our products. Further, as average selling prices of our current products decline, we must develop and introduce new products and product enhancements with higher margins. If we cannot maintain our net sales and gross margins, our operating results could be seriously harmed, particularly if the average selling prices of our products decrease significantly.

IF WE DO NOT SPEND HEAVILY ON RESEARCH AND DEVELOPMENT AND WE FAIL TO ADDRESS RAPID TECHNOLOGICAL CHANGES IN OUR MARKETS, IT COULD ADVERSELY AFFECT OUR BUSINESS.

         We have incurred substantial research and development expenditures in the past, and plan to continue to do so in the future. Over the last three fiscal years, our research and development expenses have been in the range of 7% to 9% of our net revenues. We cannot assure that our expenditures for research and development will result in the introduction of new products or, if such products are introduced, that those products will achieve sufficient market acceptance. Our failure to address rapid technological changes in our markets could adversely affect our business and results of operations.

OUR PRODUCTS ARE SUBJECT TO U.S., E.U. AND INTERNATIONAL MEDICAL REGULATIONS AND CONTROLS, WHICH IMPOSE SUBSTANTIAL FINANCIAL COSTS ON US AND WHICH CAN PREVENT OR DELAY THE INTRODUCTION OF NEW PRODUCTS.

         Our ability to sell our products is subject to various federal, state and international rules and regulations. In the United States, we are subject to inspection and market surveillance by the FDA, to determine compliance with regulatory requirements. The regulatory process is costly, lengthy and uncertain.

         Pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act ("FDCA"), we are required to file, and submit, a pre-marketing notification with the FDA which provides certain safety and effectiveness information concerning our diagnostic imaging systems, including our DFI and DSLI. The FDA has approved our pre-marketing notification submittals, thereby granting us permission to market our products, subject to the general controls and provisions of the FDCA. The classification of our products require, among other things, annual registration, listing of devices, good manufacturing practices, labeling and prohibition against misbranding and adulteration. Further, because we are engaged in international sales, our products must satisfy certain manufacturing requirements and may subject us to various filing and other regulatory requirements imposed by foreign governments as a condition to the sale of such products.

         We have registered our manufacturing facility with both the FDA and certain California authorities as a medical device manufacturer and operate such facility under FDA and California requirements concerning Quality System Requirements ("QSR"). As a medical device manufacturer, we are required to continuously maintain our QSR compliance status and to demonstrate such compliance during periodic FDA and California inspections. If the facilities do not meet applicable QSR regulatory requirements, we may be required to implement changes necessary to comply with such regulations.

         Although the FDA has made findings which permit us to sell our products in the marketplace, such findings do not constitute FDA approval of these devices and we can not predict the effect that future legislation or regulatory developments may have on our operations. Additional regulations, reconsideration of approvals granted under current regulations, or a change in the manner in which existing statutes and regulations are interpreted or applied may have a material adverse impact on our business, financial condition and results of operations. Moreover, new products and services developed by us, if any, also may be subject to the same or other various federal and state regulations, in addition to those of the FDA.

         Following clearance or approval, marketed products are subject to continuing regulation. We are required to adhere to the FDA's Quality System Regulation, or QSR, and similar regulations in other countries, which include design, testing, quality control and documentation requirements. Ongoing compliance with QSR, labeling and other applicable regulatory requirements is monitored through periodic inspections and market surveillance by the FDA and by comparable agencies in other countries.

THE VALUE ADDED RESELLER (VAR) AGREEMENT SIGNED WITH NEXTGEN HEALTHCARE INFORMATION SYSTEMS, INC. MAY NOT GENERATE ANY SIGNIFICANT FUTURE REVENUE FOR US AND MAY REDUCE GROSS MARGINS.

         The NextGen(R) software products platforms of EPM (Enterprise Practice Management) and EMR (Electronic Medical Records) allows us to broaden our product offerings to the ocular health care industry. Despite this new VAR agreement, there is no guarantee that our sales efforts in this new endeavor will be successful in the future. Long sales cycles, new sales training requirements and potential resistance to the initial high cost of the software may be among those factors contributing to us not being successful in reselling these products.

         If we do experience any degree of success in reselling these products, our gross margin could be negatively impacted. Our gross margin on the reselling of these products is lower than the majority of the products that we currently market.

WE DEPEND ON SKILLED PERSONNEL TO OPERATE OUR BUSINESS EFFECTIVELY IN A RAPIDLY CHANGING MARKET, AND IF WE ARE UNABLE TO RETAIN EXISTING OR HIRE ADDITIONAL PERSONNEL, OUR ABILITY TO DEVELOP AND SELL OUR PRODUCTS COULD BE HARMED.

         Our success depends to a significant extent upon the continued service of our key senior management, sales and technical personnel, any of whom could be difficult to replace. Competition for qualified employees is intense, and our business could be adversely affected by the loss of the services of any of our existing key personnel. We cannot assure that we will continue to be successful in hiring and retaining properly trained personnel. Our inability to attract, retain, motivate and train qualified new personnel could have a material adverse effect on our business.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY, WHICH COULD ADVERSELY AFFECT OUR COMPETITIVE ADVANTAGE.

         We rely on a combination of patent, copyright, trademark and trade secret laws, non-disclosure and confidentiality agreements and other restrictions on disclosure to protect our intellectual property rights. We cannot assure that our patent applications will be approved, that any patents that may be issued will protect our intellectual property, that any issued patents will not be challenged by third parties or that any patents held by us will not be found by a judicial authority to be invalid or unenforceable. Other parties may independently develop similar or competing technology or design around any patents that may be issued to or held by us. We cannot be certain that the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Moreover, if we lose any key personnel, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by those former employees.

THE LONG SALES CYCLES FOR OUR PRODUCTS MAY CAUSE US TO INCUR SIGNIFICANT EXPENSES WITHOUT OFFSETTING REVENUES.

         Customers typically expend significant effort in evaluating, testing and qualifying our products before making a decision to purchase them, resulting in a lengthy initial sales cycle. While our customers are evaluating our products we may incur substantial sales and marketing and research and development expenses to customize our products to the customer's needs. We may also expend significant management efforts, increase manufacturing capacity and order long-lead-time components or materials. Even after this evaluation process, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without ever receiving revenue to offset those expenses.

IF WE FAIL TO ACCURATELY FORECAST COMPONENT AND MATERIAL REQUIREMENTS FOR OUR PRODUCTS, WE COULD INCUR ADDITIONAL COSTS AND SIGNIFICANT DELAYS IN SHIPMENTS, WHICH COULD RESULT IN THE LOSS OF CUSTOMERS.

         We must accurately predict both the demand for our products and the lead times required to obtain the necessary components and materials. Lead times for components and materials that we order vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. If we overestimate our component and material requirements, we may have excess inventory, which would increase our costs, impair our available liquidity and could have a material adverse effect on our business, operating results and financial condition. If we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers. Any of these occurrences would negatively impact our net sales, business and operating results and could have a material adverse effect on our business, operating results and financial condition.

OUR  DEPENDENCE  ON  SOLE  SOURCE  SUPPLIERS   EXPOSES  US  TO  POSSIBLE  SUPPLY
INTERRUPTIONS THAT COULD DELAY OR PREVENT THE MANUFACTURE OF OUR SYSTEMS.

         Certain of the components used in our products are purchased from single sources. While we believe that most of these components are available from alternate sources, an interruption of these or other supplies could have a material adverse effect on our ability to manufacture some of our systems.

SOME OF OUR MEDICAL CUSTOMERS' WILLINGNESS TO PURCHASE OUR PRODUCTS DEPENDS ON THEIR ABILITY TO OBTAIN REIMBURSEMENT FOR MEDICAL PROCEDURES USING OUR PRODUCTS AND OUR REVENUES COULD SUFFER FROM CHANGES IN THIRD-PARTY COVERAGE AND REIMBURSEMENT POLICIES.

         Our medical segment customers include doctors, clinics, hospitals and other health care providers whose willingness and ability to purchase our products depends in part upon their ability to obtain reimbursement for medical procedures using our products from third-party payers, including private insurance companies, and in the U.S. from health maintenance organizations, and federal, state and local government programs, including Medicare and Medicaid. Third-party payers are increasingly scrutinizing health care costs submitted for reimbursement and may deny coverage and reimbursement for the medical procedures made possible by our products. Failure by our customers to obtain adequate reimbursement from third-party payers for medical procedures that use our products or changes in third-party coverage and reimbursement policies could have a material adverse effect on our sales, results of operations and financial condition.

WE HAVE LIMITED PRODUCT LIABILITY INSURANCE AND IF WE ARE HELD LIABLE IN A PRODUCTS LIABILITY LAWSUIT FOR AMOUNTS IN EXCESS OF OUR INSURANCE COVERAGE, WE COULD BE RENDERED INSOLVENT.

         There can be no assurance that we will not be named as a defendant in any litigation arising from the use of our products. Although we have our own product liability insurance policy with a limit of $1 million, should such litigation ensue and we are held liable for amounts in excess of such insurance coverage, we could be rendered insolvent. In addition, there can be no assurance that product liability insurance will continue to be available to us or that the premiums therefore will not become prohibitively expensive.

IF OUR FACILITIES WERE TO EXPERIENCE CATASTROPHIC LOSS, OUR OPERATIONS WOULD BE SERIOUSLY HARMED.

         Our facilities could be subject to a catastrophic loss such as fire, flood or earthquake. A substantial portion of our manufacturing activities and many other critical business operations are located near major earthquake faults in California, an area with a history of seismic events. Any such loss at our facility could disrupt our operations, delay production, shipments and revenue and result in large expenses to repair or replace the facility. Any such loss could have a material adverse effect on our sales, results of operations and financial condition.
         Since a significant portion of our research and development is done in Israel, we are also exposed to terrorism, which could also have a material adverse effect on our business operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE CONVERTIBLE NOTES ISSUED TO LAURUS MASTER FUND, LTD. ON SEPTEMBER 25, 2003 OR APRIL 27, 2004, IT COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS, OR FINANCIAL CONDITION.

         On September 25, 2003 we issued a $1,200,000 convertible note to Laurus. On April 27, 2004 we issued a $1,000,000 convertible note to Laurus. Events of default under the notes include:

         o        failure to pay interest and principal payments when due;

         o a breach by us of any material covenant or term or condition of the notes or in any agreement made in connection therewith;

         o a breach by us of any material representation or warranty made in the notes or in any agreement made in connection therewith;

         o we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;

         o any form of bankruptcy or insolvency proceeding is instituted by or against us;

         o any money judgment shall be entered or filed against us for more than $125,000;

         o our failure to timely deliver shares of common stock when due upon conversions of the note; and

         o our common stock is suspended for five consecutive days or five days during any 10 consecutive days from a principal market.

         If we default on the notes and the holder demands all payments due and payable, we will be required to pay 112% of the outstanding principal amount of each note and any interest accrued thereon. The cash required to pay such amounts will most likely come out of our working capital. Since we rely on our working capital for our day to day operations, such a default on the notes could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

                         RISKS RELATED TO THIS OFFERING

WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

         The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

          o    a quarterly variation in operating results;

          o    changes in financial estimates by securities analysts;

          o    changes in market valuations of other similar companies;

          o    announcements  by us or our  competitors  of new  products  or of
               significant  technical  innovations,   contracts,   acquisitions,
               strategic partnerships or joint ventures;

          o    additions or departures of key personnel;

          o any deviations in net sales or in losses from levels expected by securities analysts; and

          o    future sales of common stock.

         In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

BECAUSE OUR SECURITIES TRADE ON THE OTC BULLETIN BOARD, YOUR ABILITY TO SELL YOUR SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

         The shares of our common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board under the trading symbol "OISI" since May 28, 1998 and prior thereto on the Nasdaq Small-Cap Market. In May 1998, the NASD notified us that we no longer satisfied Nasdaq Small-Cap Market listing requirements and, in accordance with the terms of the Nasdaq Listing Qualifications Panel decision, our common stock was delisted therefrom on May 27, 1998. Further, due to our inability to comply with the Boston Stock Exchange listing requirements, our common stock was delisted therefrom on March 3, 1998. As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained.

         Moreover, because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

         The sale of shares pursuant to our investment agreement with Dutchess may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

         Our common stock to be issued under our agreement with Dutchess will be purchased at the greater of (A) a 4% discount to the average of the two lowest closing best bid prices during the five trading days immediately following our drawdown notice to Dutchess of our election to exercise our put right or (B) the minimum per share price that we will accept for the purchase of our shares. Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess sells our shares, the price of our stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. The discounted stock purchase price under our agreement with Dutchess could cause the price of our common stock to decline.

BECAUSE OUR SHARES ARE DEEMED "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or NASDAQ, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

WE HAVE ADDITIONAL SECURITIES AVAILABLE FOR ISSUANCE, INCLUDING PREFERRED STOCK, WHICH IF ISSUED COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

         Our articles of  incorporation  authorize  the  issuance of  35,000,000 shares of common stock and 20,000,000 shares of preferred stock. The common stock and the preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without shareholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, shareholders, including those purchasing the securities offered hereby, will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefore. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our company held by the public shareholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of our company through acquisition of shares of common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Description of Business."

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by Dutchess. However, we will receive proceeds from any sale of common stock to Dutchess under the investment agreement. We expect to use substantially all the net proceeds for general corporate and working capital purposes.

         For illustrative purposes, we have set forth the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess is obligated to purchase under this offering of 6,000,000 shares at an assumed offering price of $0.86 per share, which represents the recent trading price of our stock at $1.17 minus the 4% discount. The table assumes estimated offering expenses of $26,000.


                                               Proceeds          Proceeds         Proceeds          Proceeds
                                           If  100%  Sold    If  50%  Sold    If  25%  Sold     If  10%  Sold
Gross Proceeds (less 4% discount)          $    6,720,000    $    3,360,000   $    1,680,000    $       672,000
Placement Agent fee                        $       53,600    $       36,800   $       26,800    $        13,440
Estimated Expenses of the Offering         $       26,000    $       26,000   $       26,000    $        26,000
                                           --------------    --------------   --------------    ---------------
Net Proceeds for general corporate and
  working capital purposes and
  acquisitions                             $    6,640,400    $    3,297,200   $    1,627,200    $       632,560
                                           ==============    ==============   ==============    ===============

         Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The shares of our common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board under the trading symbol "OISI" since May 28, 1998 and prior thereto on the Nasdaq Small-Cap Market. In May 1998, the NASD notified us that we no longer satisfied Nasdaq Small-Cap Market listing requirements and, in accordance with the terms of the Nasdaq Listing Qualifications Panel decision, our common stock was delisted therefrom on May 27, 1998. Further, due to our inability to comply with the Boston Stock Exchange listing requirements, our common stock was delisted therefrom on March 3, 1998.

         The following table sets forth the high and low prices for our common stock as reported on the Nasdaq OTC Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

                                   YEAR ENDING                 YEAR ENDING                    YEAR ENDED
                                DECEMBER 31, 2005           DECEMBER 31, 2004              DECEMBER 31, 2003
                             ------------------------   --------------------------    --------------------------
                                HIGH          LOW           HIGH           LOW           HIGH            LOW
                                 ASK          BID           ASK            BID           ASK             BID

First Quarter                    1.35         0.95          1.35          0.75           0.33           0.20
Second Quarter                  *1.37        *0.72          1.55          0.86           0.91           0.30
Third Quarter                     --            --          1.40          0.50           1.25           0.61
Fourth Quarter                    --            --          1.15          0.55           1.50           0.92

* April 1, 2005 through June 3, 2005.


         On June 3, 2005, the closing price for our common stock, as reported by the Nasdaq OTC Bulletin Board, was $1.17 per share and there were approximately 130 shareholders of record.

         Dividends

         We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

         Equity Compensation Plans
         The following table sets forth certain information, as of June 3, 2005, with respect to our equity compensation plans:

                                                                                               NUMBER OF SECURITIES
                                        NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE       REMAINING AVAILABLE FOR
                                        BE ISSUED UPON EXERCISE      EXERCISE PRICE OF           FUTURE ISSUANCE
                                        OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,          UNDER EQUITY
            PLAN CATEGORY                 WARRANTS AND RIGHTS       WARRANTS AND RIGHTS        COMPENSATION PLANS
-------------------------------------   ------------------------    --------------------    --------------------------
Equity compensation
plans approved by
security holders..............                     725,500(1)                $.71                       61,000(2)
Equity compensation
plans not approved by
security holders..............                   1,623,633(3)                $.44                    1,009,999(4)
                                        ------------------------    --------------------    --------------------------

  Total.......................                   2,349,133                   $.52                    1,070,999
                                        ========================    ====================    ==========================

-------------------

(1) Represents 36,500 options granted under the our 1992 Stock Option Plan under which no further options may be granted and 689,000 options granted under our 2003 Stock Option Plan.

(2) Represents shares available for grant under our 2003 Stock Option Plan to our employees, directors, consultants and non-employee directors. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under the plan will again be available for the grant of options under the applicable plan.

(3) Includes 60,000 shares subject to options granted under our 1997 Stock Option Plan under which no further options may be granted. Also includes 75,000 and 1,383,333 shares subject to options granted under the 1995 Stock Option Plan (the "1995 Plan") and the 2000 Stock Option Plan (the "2000 Plan"), respectively. Also includes 105,300 options granted under individual stock option plans.

(4) Includes 920,000 and 89,999 shares available for future grant under the 1995 Plan and the 2000 Plan respectively, to our employees, directors, consultants and non-employee directors. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under the 1995 Plan and the 2000 Plan will again be available for the grant of options under the applicable plan.

                                    DILUTION

         Our net tangible book value as of March 31, 2005 was $2,652,225, or $0.18 per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total assets less intangible assets and less total liabilities) by the number of outstanding shares of our common stock at March 31, 2005. The net intangible assets on our balance sheet as of March 31, 2005 were $120,622 of which $63,233 is included in prepaid expense and other current assets and $ 57,389 is included in other assets. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Dutchess Private Equities Fund II, L.P. The amount of dilution will depend on the offering price and the number of shares to be issued. The following example shows the dilution to new investors at an assumed offering price of $0.86 per share which is based on the closing price of our common stock on June 3, 2005 of $0.90 adjusted for the 4% discount at which we will issue shares under our agreement with Dutchess. The discount is defined as 96% of the average of the two lowest closing best bid prices during the five trading days immediately following our drawdown notice to Dutchess of our election to exercise our put right or the minimum per share price that we will accept for the purchase of our shares.

         If we assume that we are going to issue 100%, 75%, 50% and 25% of the 6,000,000 shares of common stock to Dutchess, at an assumed offering price of $1.12 per share, less approximately $26,000 of offering expenses, our net tangible book value as of March 31, 2005 would have been as follows:


 Assumed percentage of shares issued                      100%          75%            50%           25%
 Number shares issued                                  6,000,000     4,500,000      3,000,000     1,500,000
 Assumed public offering price per share               $1.12         $1.12          $1.12          $1.12
 Net tangible book value per share before this
  offering                                             $0.18         $0.18          $0.18         $0.18
 Net tangible book value after this offering           $9,336,895    $7,656,895     $5,976,895    $4,296,895
 Net tangible book value per share after this
  offering                                             $0.44         $0.39          $0.33         $0.26
 Dilution of net tangible book value per share to
  new investors                                        $0.68         $0.73          $0.79         $0.86
 Increase in net tangible book value per share to
  existing shareholders                                $0.26         $0.21          $0.15         $0.08

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $1.17 per share per share and 75%, 50% and 25% discounts to that price.



 Offering Price:    $1.17                           75%               50%              25%               0%
 Discount                                            4%                4%               4%               4%
 PURCHASE PRICE:  (1)                               $0.28             $0.56            $0.84            $1.12
 NO. of SHARES:   (2)                           6,000,000          3,000,000       2,000,000         1,500,000
 TOTAL OUTSTANDING:  (3)                       21,073,585         18,073,585      17,073,585       16,573,585
 PERCENT OUTSTANDING: (4)                           28.5%             16.6%            11.7%            9.1%


(1)  Represents a recent market price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $1,680,000 in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).


                             DESCRIPTION OF BUSINESS


         (a)      BUSINESS DEVELOPMENT

         We were incorporated under the laws of the State of California on July 14, 1986. We are headquartered in Sacramento, California and are engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. Our products are used for a variety of standard diagnostic test procedures performed in most eye care practices.

         Since our inception, we have developed products that have addressed primarily the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in our angiography line are our WinStation digital imaging systems. These WinStation products are targeted primarily at retinal specialists and general ophthalmologists in the diagnosis and treatment of retinal diseases and other ocular pathologies.

         We believe, however, that as the U.S. healthcare system moves toward managed care, the needs of managed care providers are changing the nature of demand for medical imaging equipment and services. New opportunities in telemedicine (the electronic delivery and provision of health care and consultative services to patients through integrated health information systems and telecommunications technologies) combined with lower cost imaging devices and systems, are emerging to allow physicians and managed care organizations to deliver a high quality of patient care while reducing costs. We are applying our technology in the ophthalmic imaging field to the development of new ocular imaging devices and exploring telemedicine/managed care applications targeted at the mass markets of general ophthalmology and optometry.

         Our objective is to become a leading provider of a diverse range of complimentary ophthalmic products and services for the ocular health care industry. We are currently focusing our development efforts on related products for the ocular healthcare market, as well as features and enhancements to our existing products. We have also entered into the EPM (Enterprise Practice Management) and the EMR (Electronic Medical Records) markets. To that end, we signed an agreement on June 30, 2003 with NextGen Healthcare Information Systems, Inc., a subsidiary of Quality Systems Inc. (Nasdaq:QSII), a leading provider of such software platforms to the practitioners market to act as a value added reseller of their products to the market,.

         (b)      BUSINESS OF ISSUER

PRODUCTS

         WinStation Systems

         Our WinStation systems and products, delineated by resolution, are primarily used by retina specialists and general ophthalmologists to perform a diagnostic test procedure known as fluorescein angiography. This procedure is used to diagnose and monitor pathology and provide important information in making treatment decisions. Fluorescein angiography is performed by injecting a fluorescent dye into the bloodstream. As the dye circulates through the blood vessels of the eye, the WinStation system connected to a medical image capture device called a fundus camera, takes detailed images of the patient's retina. These digital images can provide a "road map" for laser treatment.

         Over the past 35 years, fluorescein angiography has been performed using photographic film, which requires special processing and printing. Our WinStation systems allow for immediate diagnosis and treatment of the patient. Images are automatically transferred to a database and permanently stored on CD-ROM or DVD-ROM. We offer a variety of networking and printer options.

         Our WinStation systems also are used by ophthalmologists to perform indocyanine green ("ICG") angiography. ICG angiography is a diagnostic test procedure used in the treatment of patients with macular degeneration (a leading cause of blindness afflicting over five million people in the United States). ICG angiography, used for approximately 5% of patient angiography, is a dye procedure that can only be performed using a digital imaging system.

         Ophthamology Office TM

          We have expanded our offerings in ophthalmic informatics to provide comprehensive solutions for the ophthalmic industry. We recently entered the Electronic Medical Records (EMR) and Enterprise Practice Management (EPM) markets through a strategic alliance with NextGen Healthcare Information Systems, Inc., a subsidiary of Quality Systems Inc. (Nasdaq:QSII), a provider of EMR and EPM software platforms therefore expanding our product portfolio with Ophthalmology Office.

         Digital Fundus Imager

         The DFI is intended for use by a majority of eye care practitioners, including most ophthalmologists and optometrists. The DFI is a significantly lower cost alternative to currently available fundus cameras for use in color fundus imaging and fluorescein angiography, with the emphasis on imaging the back of the eye. The DFI is also capable of real-time video capture, database management and archiving. These features can benefit practitioners, particularly in the areas of patient screening, tracking and monitoring relative to certain ocular pathologies, primarily retina, as well as patient record retention.

         Digital Slit Lamp Imager

         The DSLI is targeted at a market similar to that of the DFI with an emphasis on imaging the front of the eye. Slit lamps are imaging devices used in virtually all ophthalmic and optometric practices. The DSLI adapts to most slit lamp models and, similar to the DFI, is capable of real-time video capture, database management and archiving. Similar to the DFI, the DSLI is intended for use by a majority of eye care practitioners, including optometrists practicing in retail optometry chain outlets in the United States, teaching institutions and military hospitals.

         Markets

         Having reviewed a broad selection of third party sources, including reports by American Medical Information, we believe there are approximately
16,000 ophthalmologists in the United States and 28,000 ophthalmologists practicing medicine in countries outside the United States. This group has been traditionally divided into two major groups: anterior segment (front of the eye) and posterior segment (back of the eye). Within these groups there are several sub-specialties including medical retina, retina and vitreous, glaucoma, neurology, plastics, pediatric, cataract, cornea and refractive surgery. There are approximately 29,000 practicing optometrists (OD) in the United States, with the preponderance of practicing optometrists worldwide located in the United States.

         The WinStation market consists of current fundus camera owners and anticipated purchasers of fundus cameras suitable for interfacing with our digital imaging system products. We believe there are now over 8,500 fundus cameras in clinical use in the United States with an equal number in the international market. It is estimated that new fundus camera sales fluctuate between 800 and 1,200 units per year at an average per unit selling price of approximately $24,000. Of total cameras worldwide, including new and previously owned, a significant number are suitable to be interfaced with our digital imaging systems.

         Currently we know of five manufacturers of fundus cameras. These manufacturers produce a total of 22 models, nine current and 13 legacy models. We have designed optical and electronic interfaces for each of the 22 models.

         The primary target market for digital angiography systems are retinal specialists who number approximately 2,000 in the United States. Our digital imaging system sales have been driven in this segment by both fluorescein and ICG angiography. We expect the demand for digital angiography to continue because we believe it is becoming a standard of care. The primary target markets for the DFI and DSLI products are optometrists, the majority of whom are among the approximately 29,000 practicing in the United States.

         Sales, Marketing and Distribution

         We utilize a direct sales force in marketing our products throughout the United States and Canada. At June 3, 2005, our sales and marketing organization consisted of a national sales manager as well as seven territory sales representatives and nine product specialists located throughout the United States. These regional representatives and product specialists provide marketing, sales, maintenance, installation and training services. We also utilize our own-trained contractors to provide certain installation and training services. Additionally, we subcontract service maintenance in several cities in the United States and Canada for routine component replacement.

         Internationally, we utilize ophthalmic distributors that sell our products in various foreign countries. Each country has trained sales and technical service staff for their respective territories. MediVision Medical Imaging Ltd. ("MediVision"), an Israeli company, and principal shareholder of our company, serves as the principal distributor of our products in Europe and certain other international markets.

         To promote sales, we prepare brochures, data sheets and application notes on our products, participate in industry trade shows and workshops, and advertise in trade journals, marketing press releases, via direct mail solicitations, journal articles, and scientific papers and presentations.

         Manufacturing and Production

         We are primarily a systems integrator with proprietary software, optical interfaces and electronic fundus camera interfaces. We also manufacture our DFI optical head. Certain components are subcontracted to outside vendors and assembled at our facility. We inventory and assemble components in a 10,200 square foot facility located in Sacramento, California. For production of certain components of our products, our manufacturing strategy is to use subcontractors to minimize time and reduce capital requirements.

         We have been audited by the Food and Drug Administration (the "FDA") and were deemed to conform to Good Manufacturing Practices. Our digital angiography products, including our DFI and DSLI are registered with the FDA.

         Components, Raw Materials and Suppliers

         As a systems integrator, a significant number of the major hardware components in our products are procured from sole source vendors. Whenever possible, however, we seek multiple vendor sources from which to procure our components. Moreover, we work closely with our principal component suppliers, such as Dell Computer and Roper Scientific, and the rest of our vendors to maintain dependable working relationships and to continually integrate into the manufacturing of our products, whenever possible, the most current, proven, pertinent technologies. But, as with any manufacturing concern dependent on subcontractors and component suppliers, significant delays in receiving products or unexpected vendor price increases could adversely affect us.

         Warranties

         We generally provide a 12-month limited warranty for parts, labor and shipping charges in connection with the initial sale of our products. Peripheral products such as monitors, printers and computers also carry the original manufacturer's warranty.

         In the North American market, in order to ensure quality control and the proper functioning of our products on-site at a doctor's office, we generally install the system and train the doctor and the doctor's staff. We also offer service plans for sale to our customers as a supplement to the original manufacturer's warranties.

         Competition

         The healthcare industry is characterized by extensive research and development efforts and rapid technological change. Competition for products that can diagnose and evaluate eye disease is intense and is expected to increase. With respect to our WinStation products, we are aware of two primary competitors in the United States, which produce and are delivering digital fundus imaging systems in volume, Topcon and Zeiss. In addition, there are a few other small competitors. Both Topcon and Zeiss, however, manufacture fundus cameras and produce angiography products that interface mostly with their own fundus cameras. In contrast, our products interface with different models of fundus cameras from a wide variety of manufacturers. Three other companies are known to have systems in primarily the international market, and the U.S. market to a limited extent, each with small market penetration.

         The primary competition for the DFI comes from traditional fundus cameras manufactured by Topcon, Kowa, Zeiss, Canon and Nidek. None of the current digital fundus cameras include a digital imaging system or certain other DFI features, including live motion imaging. These fundus cameras, when combined with an imaging system comparable to the DFI, are significantly more expensive than the DFI. We are aware of two companies that currently have prototype units that could be similar in function to the DFI. One of these companies (Zeiss) has started to sell such a product.

         We are aware of five primary competitors for the DSLI, namely Veatch, MVC, Kowa, Helioasis and Lombard. Additionally, there are approximately four other companies which manufacture similar systems, but these systems currently have minimal market presence.

         Although we will continue to work to develop new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Introduction of such devices and alternative methods could hinder our ability to compete effectively and could have a material adverse effect on our business, financial condition and results of operations. Many of our competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than we have.

         Research and Development

         Our net research and development expenditures in the period ended March 31, 2005 and in the years ended December 31, 2004 and 2003 were approximately $242,000, $988,000 and $702,000, respectively. We have focused our recent research and development efforts on new digital image capture products. We expect our research and development expenditures to increase. Research and development is currently conducted for us by MediVision and other outsourced consultants.

         PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

         On June 15, 1993, we were issued United States Letters Patent No. 5,220,360 for "Apparatus and Method for Topographical Analysis of the Retina." This patent relates to the Glaucoma-Scope(R) apparatus, and methods used by the apparatus for topographically mapping the retina and comparing the mapping to previous mappings. Certain of the proprietary software, optical interfaces and synchronization modules of our digital imaging systems are largely proprietary and constitute trade secrets, but the basic computer hardware, software, digital cameras and video components are purchased from third parties. No patent applications have been filed with respect thereto.

         We have been issued a trademark for "Ophthamology Office" which expires in December 2010 and a pending trademark registration for "Automontage". We also have copyright registrations on "WinStation Version 5", "WinStation Version 6" and "WinStation 10 Version XP".

         Although we believe that our products do not and will not infringe on patents or violate proprietary rights of others, it is possible that our existing rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur or be claimed to occur by third parties.

         In the event that any of our products, infringe patents, trademarks or proprietary rights of others, we may be required to modify the design of such products, change the names under which the products or services are provided or obtain licenses. There can be no assurance that we will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect on our business. There can be no assurance that our patents or trademarks, if granted, would be upheld if challenged or that competitors might not develop similar or superior processes or products outside the protection of any patents issued to us. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action. Moreover, if our products infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our business.

         We also rely on trade secrets, know-how, continuing technological innovation and other unpatented proprietary technology to maintain our competitive position. We anticipate aggressively defending our unpatented proprietary technology, although there is no assurance that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our rights to our unpatented trade secrets and other proprietary technology.

         We seek to protect our unpatented proprietary technology, in part, through proprietary confidentiality and nondisclosure agreements with employees, consultants and other parties. Our confidentiality agreements with our employees and consultants generally contain industry standard provisions requiring such individuals to assign to us without additional consideration any inventions conceived or reduced to practice by them while employed or retained by us, subject to customary exceptions. There can be no assurance that proprietary information agreements with employees, consultants and others will not be breached, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known to or independently developed by competitors.

         GOVERNMENT REGULATION

         The marketing and sale of our products are subject to certain domestic and foreign governmental regulations and approvals. Pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act ("FDCA"), we are required to file, and have submitted, a pre-marketing notification with the FDA which provides certain safety and effectiveness information concerning our diagnostic imaging systems, including our DFI and DSLI. The FDA has approved our pre-marketing notification submittals, thereby granting us permission to market our products, subject to the general controls and provisions of the FDCA. The classification of our products require, among other things, annual registration, listing of devices, good manufacturing practices, labeling and prohibition against misbranding and adulteration. Further, because we are engaged in international sales, our products must satisfy certain manufacturing requirements and may subject us to various filing and other regulatory requirements imposed by foreign governments as a condition to the sale of such products.

         We have registered our manufacturing facility with both the FDA and certain California authorities as a medical device manufacturer and operate such facility under FDA and California requirements concerning Quality System Requirements ("QSR"). As a medical device manufacturer, we are required to continuously maintain our QSR compliance status and to demonstrate such compliance during periodic FDA and California inspections. If the facilities do not meet applicable QSR regulatory requirements, we may be required to implement changes necessary to comply with such regulations.

         Although the FDA has made findings which permit us to sell our products in the marketplace, such findings do not constitute FDA approval of these devices and we can not predict the effect that future legislation or regulatory developments may have on our operations. Additional regulations, reconsideration of approvals granted under current regulations, or a change in the manner in which existing statutes and regulations are interpreted or applied may have a material adverse impact on our business, financial condition and results of operations. Moreover, new products and services developed by us, if any, also may be subject to the same or other various federal and state regulations, in addition to those of the FDA.

         INSURANCE

         We maintain general commercial casualty and property insurance coverage for our business operations, as well as product liability insurance. As of June 3, 2005, we have not received any product liability claims and are unaware of any threatened or pending claims. To the extent that product liability claims are made against us in the future, such claims may have a material adverse impact on our business.

         EMPLOYEES

         As of June 3, 2005, we had 46 full-time employees. We also engage the services of consultants from time to time to assist us on specific projects in the areas of research and development, software development, regulatory affairs and product services, as well as general corporate administration. Certain of these consultants periodically engage contract engineers as independent consultants for specific projects.

         We have no collective bargaining agreements covering any of our employees, have never experienced any material labor disruption, and are unaware of any current efforts or plans to organize our employees. We consider our relationship with our employees to be good.

         TRANSACTIONS WITH LAURUS MASTER FUND, LTD.

         On September 25, 2003, we entered into a securities purchase agreement with Laurus. Pursuant to this agreement, we sold to Laurus a secured convertible term note in the principal amount of $1,200,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due September 25, 2006, convertible into shares of its common stock at a conversion price of $1.07 per share. Interest is payable at our option in cash or shares of common stock. We granted to Laurus a subordinated second priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated September 25, 2003 between us and Laurus.

         Additionally, we issued a warrant to Laurus to purchase 375,000 shares of our common stock at exercise prices ranging between $1.23 and $1.61 per share. Laurus may exercise the warrant through September 25, 2010.

         On November 26, 2003 we registered for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreement dated September 25, 2003 between the registrant and the purchaser.

         As of June 3, 2005 we had approximately $499,000 of principal outstanding and payable to Laurus under this secured convertible term note.

         On April 27, 2004, we entered into a securities purchase agreement with Laurus. Pursuant to this agreement, we sold to Laurus a secured convertible term note in the principal amount of $1,000,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due April 27, 2007, convertible into shares of our common stock at a conversion price of $1.22 per share. Interest is payable at our option in cash or shares of common stock. We granted to Laurus a subordinated second priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated April 27, 2004 between us and Laurus.

         Additionally, we issued a warrant to Laurus to purchase 313,000 shares of our common stock at exercise prices ranging between $1.40 and $1.83 per share. Laurus may exercise the warrant through April 27, 2009.

         On June 22, 2004 we registered for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreement dated April 27, 2004 between the registrant and the purchaser.

         As of June 3, 2005 we had $879,000 of principal outstanding and payable to Laurus under this secured convertible term note.

                             DESCRIPTION OF PROPERTY

         We lease under a noncancelable triple net lease expiring in June 2007, approximately 10,200 square feet of office, manufacturing and warehouse space in Sacramento, California. We also lease an approximately 200 square foot sales office in Simsbury, Connecticut on a month-to-month basis. We believe that our existing facilities are suitable and adequate to meet our current needs. We pay minimum monthly lease payments, with respect to these properties, in the aggregate of approximately $9,000. We believe our existing leased facilities are adequately covered by insurance. We have no current plans to significantly renovate, improve or develop any of our leased facilities. We do not have, and do not foresee acquiring, any real estate or investments in real estate, and are not engaged in any real estate activities.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         General

         To date, we have designed, developed, manufactured and marketed ophthalmic digital imaging systems and informatics solutions and have derived substantially all of our revenues from the sale of such products. The primary target market for our digital angiography systems and related products has traditionally been retinal specialists.

         In October 2001, MediVision, our parent company, signed an agreement for the acquisition of a minority interest in MediVision by Agfa Gevaert N.V. thereby creating an alliance for joint development and marketing of an integrated, digital Ophthalmology PACS solution. The marketing efforts under this agreement are anticipated to be implemented beginning in the US market, and are to include efforts by us. The extent and focus of future research and development efforts will depend, in large measure, on direction from MediVision, including potential collaborative projects between MediVision and us.

         In June 2003, we signed a licensing agreement with NextGen Healthcare Information Systems, Inc., a subsidiary of Quality Systems, Inc. Under the terms of the agreement, we will become a value added reseller of two computer-based practice management and medical records products: NextGen(R) Electronic Medical Records (EMR) and NextGen(R) Enterprise Practice Management (EPM).

         This strategic business alliance diversifies our product portfolio, enabling us to offer a wider variety of products and comprehensive solutions to our customer base of ophthalmology departments and practices. The NextGen(R) EMR system creates and maintains complete medical records with minimal effort while it streamlines workflow, controls utilization, and manages critical data related to patient care outcomes. The NextGen(R) EPM system is a complete physician management system that provides a common registration system, enterprise-wide appointment scheduling, referral tracking, clinical support, a custom report writer, and patient financial management based on a managed care model.

         In September 2003, we entered into a $1,200,000 debt agreement with Laurus in the form of a three-year convertible note with a fixed coupon price of 6.5% per annum. The convertible note may be converted by Laurus into shares of our common stock at a fixed conversion price of $1.07. We also issued seven-year warrants to Laurus to purchase 375,000 shares of our common stock at exercise prices ranging between $1.23 and $1.61 per share.

         In April 2004, we entered into a $1,000,000 debt agreement with Laurus in the form of a three-year convertible note with a fixed coupon price of 6.5% per annum. The convertible note may be converted by Laurus into shares of our common stock at a fixed conversion price of $1.22. We also issued five-year warrants to Laurus to purchase 313,000 shares of our common stock at exercise prices ranging between $1.40 and $1.83 per share.

         At March 31,  2005,  we had a  stockholders'  equity  of  approximately
$2,764,000 and our current assets exceeded our current liabilities by approximately $3,120,000. The convertible note transactions that we entered into with Laurus during September 2003 and April 2004 have had a favorable impact on our current ratio. There can be no assurance that we will be able to achieve or sustain significant positive cash flows, revenues or profitability in the future

         MediVision Transactions

         During the period of August 2000 through July 1, 2001, we executed several promissory notes in favor of MediVision Medical Imaging LTD. ("MediVision"), an Israeli corporation and majority shareholder in our company. The Short-Term Note had a maximum principal balance of $260,000 available, while the Working Capital Funding Agreement and Amendment No.1 to this agreement provided an additional funding of $2,500,000. Both Notes and the Amendment bear interest at the rate of 9.3% per annum and are secured by all of our assets. The principal amount outstanding, together with any and all accrued interest on the Working Capital Note and Amendment, was payable by August 31, 2003, except that MediVision may, at its option, at any time convert any amount of principal and interest then outstanding into shares of our common stock at a conversion price of $.80 per share on the Working Capital Note and $0.185 per share on the Amendment No.1 to the Working Capital Note.

         In August 2002, our Board of Directors, at MediVision's request, authorized us to guarantee and/or provide security interests in our assets for certain of MediVision's loans with financial institutions, on the maximum aggregate amount of approximately $1,900,000. In August 2002, MediVision subordinated to the financial institutions its security position in our assets, which had been granted in consideration of loans to us from MediVision. In December 2002, our Board of Directors approved our issuance of a debenture in favor of the banks to act as security for the debt of MediVision, which debenture is secured by a first lien on all of our assets. Such debenture and lien were signed in December 2002. The amount owed to the financial institutions by MediVision and secured by us as of March 31, 2005 was approximately $179,000. In May 2003, we entered in Amendment No. 2 to the Working Capital Funding Agreement and the Short Term Note with MediVision whereby the repayment terms on the debt were extended on all principal and interest due until January 1, 2005. As a result of cash payments and product shipments to MediVision discussed below, the principal and interest was paid during the first quarter of 2004.

         In June 2003, MediVision exercised its option, as stipulated in the Working Capital Funding Agreement, Amendment No. 1, to convert $1,150,000 of principal and interest at a conversion price of $0.185 per share into 6,216,216 common shares of stock.

         In March 2004, our Board of Directors approved a line of credit to MediVision of $1,000,000 at 9.3% interest for two years. In January 2005 our Board of Directors approved an additional loan advance of $150,000 for a 30 day term.

         On March 2, 2005, we entered into a Loan and Security Agreement and Promissory Note with MediVision whereby we agreed to loan MediVision up to two million dollars ($2,000,000). The loan agreement incorporates the $1,150,000 previously approved by our Board of Directors. Under the terms of the agreement, interest is 7.25% per annum and is payable on February 28, 2006 along with all outstanding principal due at that date. The note is secured by 2,409,000 of the 11,130,151 shares of our common stock owned by MediVision. The number of shares is based on the average closing price of shares of our stock during the period covering the last TEN (10) business days of February, 2005, which average closing price was $1.11, discounted by 25%. In the event that MediVision were to sell any shares it owns in the Company during the period of the agreement, a minimum of 50% of the proceeds from such sales would be required to be paid to us to reduce the outstanding amount owed.

         At March 31, 2005 we had recorded a net amount due from MediVision of approximately $1,253,000 on the promissory note and approximately $215,000 net, due for product and services.

         Pursuant to a Common Stock Purchase Agreement dated as of June 1, 2004 between MediVision and S2 Partners LP, MediVision agreed to sell 550,000 of our common stock to S2 Partners LP at a price of $1.35 per share. On June 23, 2004, MediVision, through Nollenberger Capital Partners Inc. acting as its agent, sold an additional 500,000 shares of our common stock at a price of $1.38 per share. As a result of the foregoing transactions, as of March 31, 2005 MediVision owned approximately 74% of our outstanding common stock.

         Disclosure and Internal Controls

         Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The financial information contained within our statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset or relieving a liability. We recognize revenue when products are shipped. Estimates are used relative to the expected useful lives of depreciable assets. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of our transactions would be the same, the timing of events that would impact transactions could change.

         Our Chief Executive Officer and Chief Financial Officer, based on their evaluation within 90 days prior to the date of this report of our disclosure controls and procedures (as defined in Exchange Act Rule 13a--14(c)), have concluded that our disclosure controls and procedures are adequate and effective for purposes of Rule 13a--14(c) in timely alerting them to material information relating to us required to be included in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         There were no significant changes in our internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

         New Financial Accounting Pronouncements

         Financial Accounting Pronouncement FAS 123(R)

         In December 2004 the FASB issued Statement Number 123 (revised 2004) (FAS 23 (R)), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. We are required to apply FAS 23 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by FAS 123. FAS 123
(R) is effective for the first reporting period beginning after June 15, 2005. For companies filing under Regulation S-B, FAS 123 (R) is effective the beginning of the first interim or annual reporting period that begins after December 15, 2005, which for us will be the first quarter of the year ending December 31, 2006. We anticipate adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Management has not completed its evaluation of the effect that FAS 123 (R) will have, but believes that the effect will be consistent with our previous pro forma disclosures.

         Financial Accounting Pronouncement FAS 151

         In November 2004, the FASB issued SFAS No. 151,  Inventory  Costs (SFAS
151). SFAS 151 requires that abnormal amounts of idle facility expense, freight, handling costs and spoilage be recognized as current period charges. Further, SFAS 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. SFAS 151 is effective for inventory costs incurred beginning in the first quarter of 2006. We are currently evaluating the effect of SFAS 151 on our financial statements and related disclosures.

            Selected Financial Data

                                              THREE MONTHS ENDED MARCH 31,
                                                       UNAUDITED                       YEARS ENDED DECEMBER 31,
                                          --------------------------------------------------------------------------
                                                2005                2004               2004                2003
                                          --------------------------------------------------------------------------

STATEMENT OF OPERATIONS DATA:
-----------------------------

Net revenues                                 $  2,840,025       $  2,397,069       $ 10,818,379          9,944,827
Cost of sales                                   1,165,867            957,546          4,290,049          3,955,680
                                          --------------------------------------------------------------------------
Gross profit                                    1,674,158          1,439,523          6,528,330          5,989,147
Operating expenses:
  Sales and marketing                             728,004            659.682          2,936,100          2,915,848
  General and administrative                      312,996            247,465          1,205,765          1,086,634
  Research and development                        242,408            247,236            987,769            702,020
                                          --------------------------------------------------------------------------
Total operating expenses                        1,283,408          1,154,383          5,129,634          4,686,502
                                          --------------------------------------------------------------------------

Income from operations                            390,750            285,140          1,398,696          1,302,645

Interest and other expense, net                   (52,590)           (45,325)          (252,100)          (269,451)
Net income before taxes                           338,160            239,815          1,146,596          1,033,194
Income tax benefit (expense)                       (4,000)                 -            558,000            405,000
                                          --------------------------------------------------------------------------
Net income                                   $    334,160       $    239,815       $  1,704,596       $  1,438,194
                                          ==========================================================================
Basic earnings per share                     $       0.02       $        .02       $        .12       $        .13
                                          ==========================================================================
Shares used in the calculation of basic
   earnings per share                          15,041,141         14,436,547         14,771,112         11,267,493

Diluted earnings per share                   $       0.02       $        .02       $        .11       $        .12
                                          ==========================================================================
Shares used in the calculation of
   diluted earnings per share                  16,318,728          5,465,852         15,772,214         11,877,205
                                          ==========================================================================

STATEMENT OF CASH FLOWS DATA:
-----------------------------

Net cash provided by operating
   activities                               $     348,543       $     55,265       $  1,116,940       $    258,304

Net cash used in investing activities              (6,800)            (1,293)           (22,625)          (175,360)
Net cash (used in) provided by
   financing activities                          (240,607)          (344,508)          (376,039)           805,856
                                            --------------      -------------      -------------      -------------
Net  increase (decrease) in cash and
   cash equivalents                         $     101,136       $   (290,536)      $    718,276       $    888,800
                                          =========================================================================

         COMPARISON OF THREE MONTHS ENDED MARCH 31, 2005 TO THREE MONTHS ENDED MARCH 31, 2004

         Revenues

         Our revenues for the first quarter ended March 31, 2005 were $2,840,025, representing an 18% increase from revenues of $2,397,069 for the first quarter ended March 31, 2004. The increase in revenues is due primarily to higher revenues generated from the informatics products and increased service revenues. Digital angiography systems, Informatics and peripherals accounted for approximately 84% and 89% of our revenue for the first quarters of 2005 and 2004, respectively. Service revenues accounted for approximately 15% and 11% of our revenue for the first quarters of 2005 and 2004, respectively. Revenues from sales of our products to MediVision were approximately $267,000 during the three-month period ended March 31, 2005 and $183,000 for the comparable three-month period ending March 31, 2004.

         Gross Margins

         Gross margins were approximately 59% during the first quarter ended March 31, 2005 as compared to 60% for the first quarter ended March 31, 2004. The decrease in margins is a result of an increase in sales of the NextGen Healthcare Information Systems, Inc. software products, which have lower gross margins than the majority of our other products. It is anticipated that the our gross margins will decrease as our sales of the NextGen software products become more significant.

         Sales and Marketing Expenses

         Sales and marketing expenses accounted for approximately 26% of total revenues during the first quarter of fiscal 2005 as compared to approximately 28% during the first quarter of fiscal 2004. Actual expense levels increased to $728,004 during the first quarter of 2005 versus $659,682 during the first quarter of 2004. Primary contributing factors to the increased expenses were new hires to the sales organization and higher commissions associated with higher revenue levels.

         General and Administrative Expenses

         General and administrative expenses were $312,996 in the first quarter of fiscal 2005 and $247,465 in the first quarter of fiscal 2004. Such expenses accounted for approximately 11% and 10% of revenues during the first quarter of 2005 and 2004, respectively. The increased expenses were the result of increases in sales returns reserve requirements and increased investor related expenses.

         Research and Development Expenses

         Research and development expenses were $242,408 in the first quarter of fiscal 2005 and $247,236 in the first quarter of fiscal 2004. Such expenses accounted for approximately 9% and 10% of revenues during the first quarter of 2005 and 2004, respectively. We focused our recent research and development efforts on new digital image capture products. We expect our research and development expenditures to grow as a result of our projects for research and development conducted by MediVision and other outsourced consulting on our behalf.

         Interest and Other Expense, net

         Interest and other expense was $52,590 during the first quarter of fiscal 2005 versus $45,325 during the first quarter of fiscal 2004. These amounts were comprised principally of interest expense, mainly associated with the convertible loans from Laurus and with financing arrangements provided to certain of our customers in connection with sales of our products.

         Net Income

         We recorded net income of $334,160, or $0.02 per share basic and diluted earnings, for the first quarter ended March 31, 2005 as compared to net income of $239,815 or $0.02 per share basic and diluted earnings for the first quarter ended March 31, 2004.

         Liquidity and Capital Resources
         -------------------------------

         Our operating activities generated cash of $348,543 during the three months ended March 31, 2005 as compared to generating cash of $55,265 in the three months ended March 31, 2004. The cash generated from operations during the first three months of 2005 was principally from net income for the period. The cash generated from operations during the first three months of 2004 was principally from net income for the period which amounts were principally offset by increased receivables and inventory.

         Cash used in investing activities was $6,800 during the first three months of 2005 as compared to $1,293 during the first three months of 2004. Our investing activities consisted of minor purchases of equipment. We anticipate continued certain near-term capital expenditures in connection with increasing our pool of demonstration equipment, as well as our ongoing efforts to upgrade our existing management information and corporate communication systems. We anticipate that related expenditures, if any, will be financed from cash flow from operations or other financing arrangements available to us, if any.

         We used cash in financing activities of $240,607 during the first three months of fiscal 2005 as compared to using cash of $344,508 during the first three months of fiscal 2004. The cash used in financing activities during the first three months of 2005 was principally from advances on the note receivable from MediVision and repayments of the debt to Laurus. Cash used in financing activities during the first three months of 2004 was principally from repayments of borrowings under existing arrangements with MediVision and advances to MediVision.

         At March 31, 2005 we had recorded a net amount due from MediVision of approximately $1,253,000 on the promissory note and approximately $215,000 net amount due for products and services

          On March 31, 2005 our cash and cash equivalents were $2,091,446. Management anticipates that additional sources of capital beyond those currently available to us may be required to continue funding of research and development for new products and selling and marketing related expenses for existing products.

          We will continue to evaluate alternative sources of capital to meet our growth objectives, including other asset or debt financing, issuing equity securities and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and, if available, can be obtained on terms favorable to us.

         COMPARISON OF YEAR ENDED DECEMBER 31, 2004 TO YEAR ENDED DECEMBER 31, 2003

         Revenues

         Our revenues for the year ended December 31, 2004 were $10,818,379 representing an increase of approximately 9% from revenues of $9,944,827 for the year ended December 31, 2003. The increased revenue levels for 2004 include revenues from initial deliveries of our newest digital angiography system, the WinStation 3200 TM and the OIS WebStationTM common software platform released in October of 2004. Digital angiography systems and peripherals, including upgrades, accounted for approximately 89% and 92% of our total revenues during 2004 and 2003, respectively. Service revenue for the years ended 2004 and 2003 accounted for approximately 11% and 8% of our total revenue, respectively. The increased revenue levels during the 2004 period reflect the impact of a number of factors discussed in further detail below.

         Gross Margins

         Gross margins were approximately 60% during fiscal 2004 and 2003. The fiscal 2004 and 2003 gross margin percentage reflects the continued impact of sales of higher margin products as well as economies of scale associated with the fixed and semi-variable overhead cost absorption over increased revenue levels. It is anticipated that our gross margins will decrease as our sales of the Ophthamology Office software products become more significant, since the gross margins associated with such sales are below the majority of the products that we currently market.

         Sales and Marketing Expenses

         Sales and marketing expenses accounted for approximately 27% of total revenues during fiscal 2004 and 29% during fiscal 2003. Expense levels were $2,936,100 during fiscal 2004, representing no significant change compared to expenses of $2,915,848 in fiscal 2003.

         General  and Administrative Expenses

         General and administrative expenses accounted for approximately 11% of total revenues during both fiscal 2004 and 2003, respectively. Expense levels increased to $1,205,765 during fiscal 2004, representing an increase of approximately 13% compared to expenses of $1,068,634. Increased expenses were primarily the result of increased investor relations expenses and legal expenses.

         Research and Development Expenses

         Research and development expenses increased by approximately 41% to $987,769 during 2004 from $702,020 during 2003. Such expenses accounted for approximately 9% and 7% of total revenues during fiscal 2004 and fiscal 2003, respectively. We have focused our recent research and development efforts on new digital image capture products. We expect our research and development expenditures to increase. Research and development is currently conducted for the company by MediVision and other outsourced consultants.

         Interest and Other Expense, net

         Interest and other expense were $252,100 during 2004 compared to $269,451 during 2003. These amounts were comprised principally of interest expense associated with the convertible notes to Laurus during fiscal 2004 and 2003, respectively and interest expense associated with financing arrangements provided to certain of our customers in connection with sales of our products. Interest income in both periods was insignificant.

         Income Taxes

         At December 31, 2004 and 2003, management reviewed recent operating results and projected future operating results. At the end of each of these years, management determined that it was more likely than not that a portion of the deferred tax assets attributable to net operating losses would likely be realized. Due to our limited history of profitable operations, management has recorded a valuation allowance of $2,505,000 and $3,497,000 at December 31, 2004 and 2003, respectively. The amount of the valuation allowance will be adjusted in the future when management determines that it is more likely than not the deferred assets will be realized.

         At December 31, 2004, we had a net operating loss carryover of approximately $4,531,200 for federal income tax purposes which expires between 2007 and 2020, and a net operating loss carryforward of approximately $1,305,700 for California state income tax purposes which expires through 2010. The State of California suspended the application of net operating losses for the 2002 and 2003 fiscal years and extended the carry forward period two years. Federal tax credit carryforwards of approximately $174,900 will begin to expire in 2007. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

         Net Income

         We reported net income of $1,704,596, or $0.12 per share basic and $0.11 per share diluted, during 2004, compared to a net income of $1,438,194, or $0.13 per share basic and $0.12 per share diluted, during 2003. The per share figures are basic amounts in accordance with Financial Accounting Standards No. 128 (see Note 1 of Notes to Financial Statements included in this prospectus).

         The results of operations for 2004 reflect the positive impact of our ongoing attention and resources to core marketing, selling and corporate operations issues. Growing sales of our digital angiography products reflect the market acceptance of these products and the ongoing product quality improvements made to meet customers' requirements. There can be no assurance, however, that there will be continued market acceptance of our products or that any continued market acceptance will result in significant future unit sales or revenue contribution.

         Export Sales

         Revenues from sales to customers located outside of the United States accounted for approximately 12% and 9% of our net sales for 2004 and 2003, respectively. Sales to MediVision, included in these totals, accounted for approximately 57% or $744,000 and 56% or $482,000 for 2004 and 2003,
respectively.

         Seasonality

         Our most effective marketing tool is the demonstration and display of our products at the annual meeting of the American Academy of Ophthalmology held during the fall of each year, with a significant amount of our sales orders generated during or shortly after this meeting. Accordingly, we expend a considerable amount of time and resources during the fourth quarter of our fiscal year preparing for this event.

                       INVESTMENT AGREEMENT WITH DUTCHESS

Overview

         On December 28, 2004, we entered into an investment agreement, or equity line of credit agreement, with Dutchess Private Equities Fund II, LP in order to provide us with a possible source of funding. The investment agreement establishes what is sometimes also referred to as an equity drawdown facility.

         Under the investment agreement, Dutchess has agreed to provide us with up to $9,000,000 of funding during the 30 month period following the date of this prospectus. During this 30 month period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Dutchess and Dutchess will be obligated to purchase the shares. We are under no obligation to request any drawdowns under the equity line of credit.

Calculation of Drawdown Amount, Purchase Price and Number of Shares Sold

         We may request a drawdown by faxing a drawdown notice to Dutchess stating the amount of the drawdown. The proceeds that we receive from each drawdown notice will be the greater of (a) the Discount Price, which is ninety-six percent (96%), of the two lowest closing bid prices of our common stock during the pricing period or (b) the Minimum Acceptable Price with respect to the drawdown notice.

         The amount that we can request in any drawdown notice is, at our election, the greater of (A) up to 200% of the average daily volume of our common stock for the 10 trading days prior to the date of the drawdown notice multiplied by the average of the three daily closing bid prices for our common stock immediately preceding the date of the drawdown notice or (B) $100,000; provided that we may not request more than $1,000,000 in any single drawdown.

         On the day of the drawdown notice, a pricing period of five trading days will begin. At the end of the pricing period Dutchess will purchase from us that number of shares having an aggregate purchase price equal to the lesser of
(i) the put amount set forth in the put notice, or (ii) if the common stock is trading above the minimal acceptable price, twenty percent (20%) of the aggregate trading volume of the common stock during the applicable pricing period multiplied by either a) the average of the two (2) lowest closing bid prices of the common stock during the specified pricing period or b) the minimal acceptable price.

         If the Put is cancelled by the Company, the amount of shares sold by the investor during the pricing period that is above the Minimal Acceptable Price are still due to the investor. The "Minimal Acceptable Price" is the minimum per share price that the Company will accept for the purchase of its shares. With respect to every put notice, the Company shall indicate the Minimal Acceptable Price for that Put. The Minimal Acceptable Price shall be as a dollar per share amount.

         We may request drawdowns after each closing date but only if the shares sold during the prior pricing period have been paid for and issued.

         The following is example of the application of a put notice: if the Company chooses to exercise a Put based on the volume formula option outlined in the Investment Agreement, and assuming the Company's 10 day average trading volume is 3,000 shares per day with an average bid price of $0.86, the Company would be entitled to put 200% of the dollar volume (200% x 3000 x 0.86) or $5,160. Assuming that the trading volume and/or stock price of the Company's stock increase, the volume based option would increase. For example, if the trading volume of the Company's stock increased to 10,000 shares, based on the 10 day average, with an average closing bid of $1.00, the amount the Company would be entitled to request would increase to $20,000 (200% x $1 x 10,000).


Payment for Shares Issued

         The shares purchased during the pricing period will be issued and paid for no later than the ninth trading day following the date of the drawdown notice.

Closing Conditions

         We can only put shares to Dutchess under the investment agreement when we meet the following conditions:

o A registration statement has been declared effective and remains effective for the resale of the common stock subject to the equity line of credit;

o Our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

o We have complied with our obligations under the investment agreement and the registration rights agreement;

o No injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

o The issuance of the common stock will not violate any shareholder approval requirements of any exchange or market where our securities are traded.

Investor Restrictions

         Dutchess and its subsidiaries and/or affiliates, principals, advisors and partners will not short the Company's Common Stock, either directly or indirectly during the term of the agreement. Dutchess will have no right to assign its rights under the Line or the Investment Agreement to any other party.

Restrictions on Future Financings

         During the term of the investment agreement, we have agreed not to enter into similar equity line agreements with any third party.

Suspension of the Investment Agreement

         The investment agreement will be suspended upon any of the following events, and will remain suspended until the event is rectified:

o The trading of our common stock is suspended by the Securities and Exchange Commission, the OTC Bulletin Board or the NASD for a period of two consecutive trading days;

o Our common stock ceases to be registered under the Securities Exchange Act of 1934; or

o Our common stock is de-listed from the OTC Bulletin Board.


Indemnification

         Dutchess is entitled to customary indemnification from us for any losses or liabilities it suffers based upon material misstatements or omissions from the registration statement and this prospectus, except as they relate to information Dutchess supplied to us for inclusion in the registration statement and prospectus.

Termination

         The investment agreement will terminate when any of the following events occur:

o        Dutchess has purchased an aggregate of $9,000,000 of our common stock;

o Thirty months after the Securities and Exchange Commission declares this registration statement effective unless we exercise our option to extend the investment agreement for an additional six months; or

o Upon written notice from us stating our intention to cancel the investment agreement provided that we may not terminate the investment agreement during a pricing period.


                             SELLING SECURITY HOLDER

         Dutchess Private Equities Fund II, LP, or the selling security holder, may sell, from time to time under this prospectus, up to an aggregate of 6,000,000 shares of our common stock. The following table sets forth, to our knowledge, certain information about Dutchess as of March 31, 2005.

         We will not receive any proceeds from the sale of the shares by Dutchess. Dutchess may resell the shares it acquires by means of this prospectus from time to time in the public market. The cost of registering the shares offered by Dutchess is being paid by us. Dutchess will pay all other costs related to the sale of its shares.

         Dutchess Private Equities Fund II, LP is a private investment fund. Michael Novielli and Douglas Leighton are the managing members of Dutchess Capital Management, LLC, which is the general partner of the fund. Dutchess Capital Management, LLC has voting and investment power over the securities held by Dutchess Private Equities Fund II, LP. Dutchess has not held nor had any material relationship with us within the past three years.

         As of June 3, 2005, a total of 15,073,585 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder described below.

-------------------------------------------------------------------------------------------------------------------------
                                           SHARES BENEFICIALLY OWNED                        SHARES BENEFICIALLY OWNED
                                          PRIOR TO OFFERING SHARES BEING                       AFTER THE OFFERING
                                          ------------------------------                  -------------------------------
                                               NUMBER     % OF CLASS        OFFERED           NUMBER       % OF CLASS
      NAME OF BENEFICIAL OWNER
-------------------------------------------------------------------------------------------------------------------------

 Dutchess Private Equities Fund II, LP        0               --         6,000,000 (1)         0 (2)           --

-------------------------------------------------------------------------------------------------------------------------

(1) The number of shares to be sold by the selling security holder in this offering will vary from time to time and will depend upon the number of shares purchased from us pursuant to the terms of the investment agreement.

(2)      Assumes all shares offered hereby are sold by Dutchess.


                              PLAN OF DISTRIBUTION

         The selling security holder and any of its donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to the prevailing market price;

         o        at negotiated prices; or

         o a price the selling security holder determines from time to time.

          In effecting sales, brokers or dealers engaged by Dutchess may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Dutchess in amounts to be negotiated.

          Dutchess is an "underwriter" and any broker/dealers who act in connection with the sale of the shares by means of this prospectus will be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify Dutchess and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act of 1933 as underwriters or otherwise.

         On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling security holder that it and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of this distribution. In addition and without limiting the foregoing, the selling security holder will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling security holder. All of the foregoing may affect the marketability of our securities.

         On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling security holder that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security holder and any of its affiliates. We have informed the selling security holder that it may not:

         o engage in any stabilization activity in connection with any of the shares;

         o bid for or purchase any of the shares or any rights to acquire the shares;

         o attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

         o effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

         We have informed the selling security holder that it must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

         The selling security holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal. We are required to pay all fees and expenses incident to the registration of the shares.

         We engaged Dragonfly Capital Partners, LLC, a registered broker-dealer, as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge, Dragonfly Capital Partners has no affiliation or business relationship with Dutchess. Dragonfly will be our exclusive placement agent in connection with the Investment Agreement. We agreed to pay Dragonfly a fee equal to a percentage of the total gross proceeds raised from each drawdown under the investment agreement as follows: (A) gross proceeds raised up to $1 million: 2% fee; (B) gross proceeds raised over $1 million up to $2 million: 1% fee; and (C) Gross proceeds raised over $2 million: 0.5% fee. The Placement Agent agreement terminates when our Investment Agreement with Dutchess terminates pursuant to the terms of that Investment Agreement.



                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 35,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share. As of June 3, 2005, we had 15,073,585 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.

         COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

         All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

         PREFERRED STOCK

         Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

         Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock shareholders from initiating a change in control of our company or reduce the rights of common shareholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

         SECURED CONVERTIBLE TERM NOTE ISSUED ON SEPTEMBER 25, 2003

         On September 25, 2003, we issued a secured convertible term note to Laurus Master Fund, Ltd. in the principal amount of $1,200,000 pursuant to a private placement transaction with Laurus. The secured convertible term note matures on September 25, 2006 and bears interest at the rate of six and one-half percent (6.5%) per annum. Interest is payable monthly at our option in cash or shares of our common stock. If a registration statement covering the shares of common stock issuable upon conversion of the note is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.34, the interest rate shall be reduced by 25 basis points for each incremental increase.

         The note is convertible into shares of our common stock at a fixed conversion price of $1.07 per share. We granted to Laurus a subordinated second priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated September 25, 2003 between us and Laurus. We are required to make monthly amortization payments to Laurus commencing on December 25, 2003 in the amount of $36,363.64 plus any accrued but unpaid interest. Such amortization payments shall be payable monthly at our option in cash or shares of common stock.

         In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, we may, at our sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the note, together with accrued interest on the amount being prepaid, as of the date we provide written notice of the call. The call date shall be at least 11 trading days following the date of the call notice provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Our right to issue a call notice is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the eleven trading days immediately preceding the call date. If the price of our common stock falls below 115% of the fixed conversion price during the 11 trading day period immediately preceding the call date, then Laurus will then be required to convert only such amount of the note as shall equal 25% of the aggregate dollar trading volume for each day that our common stock has exceeded 115% of the fixed conversion price.

         If such prepayment is made on or before September 25, 2004, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 112% of the principal amount of the note plus all accrued and unpaid interest thereon. If such prepayment is made after September 25, 2004 and on or before September 25, 2005, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 107% of the principal amount of the note plus all accrued and unpaid interest thereon. If such prepayment is made after September 25, 2005 and on or before September 25, 2006, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 103% of the principal amount of the note plus all accrued and unpaid interest thereon.

         The terms of the convertible note prohibit conversion of the note to the extent that conversion of the note would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

         As of June 3, 2005 we had approximately $499,000 of principal outstanding and payable to Laurus under this secured convertible term note.

         SECURED CONVERTIBLE TERM NOTE ISSUED ON APRIL 27, 2004

         On April 27, 2004, we issued a secured convertible term note to Laurus in the principal amount of $1,000,000 pursuant to a private placement transaction with Laurus. The secured convertible term note matures on April 27, 2007 and bears interest at the rate of six and one-half percent (6.5%) per annum. Interest is payable monthly at our option in cash or shares of our common stock. If a registration statement covering the shares of common stock issuable upon conversion of the note is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.53, the interest rate shall be reduced by 25 basis points for each incremental increase.

         The note is convertible into shares of our common stock at a fixed conversion price of $1.22 per share. We granted to Laurus a subordinated second priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated April 27, 2004 between us and Laurus. We are required to make monthly amortization payments to Laurus commencing on August 1, 2004 in the amount of $30,303.03 plus any accrued but unpaid interest. Such amortization payments shall be payable monthly at our option in cash or shares of common stock.

         In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, we may, at our sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the note, together with accrued interest on the amount being prepaid, as of the date we provide written notice of the call. The call date shall be at least 11 trading days following the date of the call notice provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Our right to issue a call notice is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the 11 trading days immediately preceding the call date. If the price of our common stock falls below 115% of the fixed conversion price during the eleven trading day period immediately preceding the call date, then Laurus will then be required to convert only such amount of the note as shall equal 25% of the aggregate dollar trading volume for each day that our common stock has exceeded 115% of the fixed conversion price.

         If such prepayment is made on or before April 27, 2005, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 112% of the principal amount of the note plus all accrued and unpaid interest thereon. If such prepayment is made after April 27, 2005 and on or before April 27, 2006, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 107% of the principal amount of the note plus all accrued and unpaid interest thereon. If such prepayment is made after April 27, 2006 and on or before April 27, 2007, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 103% of the principal amount of the note plus all accrued and unpaid interest thereon.

         The terms of the convertible note prohibit conversion of the note to the extent that conversion of the note would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

         As of June 3, 2005 we had $879,000 of principal outstanding and payable to Laurus under this secured convertible term note.

         WARRANT ISSUED ON SEPTEMBER 25, 2003

         On September 25, 2003, we issued a warrant to Laurus Master Fund, Ltd. to purchase up to 375,000 shares of our common stock pursuant to a private placement transaction with Laurus. Laurus may exercise the warrant through September 25, 2010. The exercise price under the warrant is as follows: a price of $1.23 per share for the first 100,000 shares acquired upon exercise of the warrant; a price of $1.39 per share for the next 125,000 shares acquired upon exercise of the warrant; and a price of $1.61 per share for any additional shares acquired upon exercise of the warrant. The terms of the warrant prohibit exercise of the warrant to the extent that exercise of the warrant would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

         WARRANT ISSUED ON APRIL 27, 2004

         On April 27, 2004, we issued a warrant to Laurus to purchase up to 313,000 shares of our common stock pursuant to a private placement transaction with Laurus. Laurus may exercise the warrant through April 27, 2009. The exercise price under the warrant is as follows: a price of $1.40 per share for the first 83,000 shares acquired upon exercise of the warrant; a price of $1.59 per share for the next 105,000 shares acquired upon exercise of the warrant; and a price of $1.83 per share for any additional shares acquired upon exercise of the warrant. The terms of the warrant prohibit exercise of the warrant to the extent that exercise of the warrant would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

 (A)     DIRECTORS AND EXECUTIVE OFFICERS.

         The following is a list of the names and ages of our directors and executive officers:

Name                          Age         Position
----------------------------- ----------- --------------------------------------------------------
Gil Allon                     43          Chief Executive Officer and Director
Ariel Shenhar                 39          Chief Financial Officer, Vice President, Secretary, and
                                          Director
Yigal Berman                  56          Director, Chairman of the Board
Alon Harris, Ph.D.            45          Director
Michael Benoff                51          Director

         Gil Allon has served as a member of our Board of Directors since August 2000 and has served as our Chief Executive Officer since January 2002. Mr. Allon has acted in the capacity of our Chief Executive Officer since August 2000. Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon has also served as the Vice President, Chief Operating Officer and a member of the Board of Directors of MediVision since MediVision's inception in June 1993 until December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A. with distinction in Business Management from the University of Haifa in September 1999.

         Ariel Shenhar has served as a member of our Board of Directors since August 2000, has served as our Vice President and Chief Financial Officer since July 2002 and has served as our Secretary since August 2002. Mr. Shenhar has also served as a member of the Board of Directors of MediVision from August 1994 until December 2004 and as its Vice President and Chief Financial Officer since January 1997. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski &Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997.

         Yigal Berman has served as a member of our Board of Directors since December 2004. Mr. Berman was appointed as Chairman of the Board of Directors in January 2005 as well as Chairman of each of the Audit, Compensation, Option and Nomination Committees of our Board of Directors. Yigal Berman has also served as a member of the Board of Directors of MediVision from July 1996 until December 2004. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Ltd. Since 1989, Mr. Berman has served as a member of the Board of Directors of Delta Trading, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976 respectively.

         Alon Harris has served as a member of our Board of Directors since November 2001. Professor Harris also served as a member of the Audit Committee of our Board of Directors until December 2004. Professor Harris has been Director of the Glaucoma Research and Diagnostic Laboratories (the "Laboratory") in the Department of Ophthalmology at the Indiana University School of Medicine ("Indiana") since 1993. The Laboratory, founded by Professor Harris, specializes in investigation of ocular blood flow and its relationship to eye diseases such as glaucoma, age-related macular degeneration and diabetic retinopathy. He has been the Letzter Chair of Ophthalmology at Indiana since 2000 and has been a Professor of Ophthalmology and Physiology and Biophysics at Indiana since 1999. Professor Harris is the 1995 recipient of the Research to Prevent Blindness International Scholar Award and holds the Letzter Endowed Chair of Ophthalmology.

         Michael Benoff has served as a member of the Board of Directors since July 2004. Mr. Benoff has been a private investor retired from active business since 1999. Mr. Benoff was also appointed to the Audit, Compensation and Option Committees of our Board of Directors during 2004. .From 1987 until 1999, he served in several senior financial management positions, most recently as Executive Vice President and Chief Financial Officer of the Money Store Inc. Prior to this he held a position of Vice President of Investment Banking at Matthew & Wright, Inc. Mr. Benoff graduated from Princeton University, Magna cum Laude, with a Bachelor of Arts in Politics. He was also a member of the Phi Beta Kappa Society.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of June 3, 2005, by (i) each person who "beneficially" owns more than 5% of all outstanding shares of common stock, (ii) each director and the executive officer identified above, and (iii) all directors and the executive officer as a group. Unless otherwise indicated, the address for each beneficial owner is 221 Lathrop Way, Suite I, Sacramento, CA 95815.

             Name and Address of                        Amount and Nature of
               Beneficial Owner                           Beneficial Owner                    Percent of Class
----------------------------------------------        ---------------------------         ------------------------
MediVision Medical Imaging Ltd.                            11,130,151 (1)                          73.9%
P.O. Box 45, Industrial Park
Yokneam Elit
20692 Israel

Gil Allon                                                     365,667 (2)(3)                        2.3%

Ariel Shenhar                                                 204,167 (2)                           1.3%

Alon Harris, Ph.D.                                             23,333 (2)                            *

Michael Benoff                                                  6,667 (2)                            *

Yigal Berman                                                        0                                *

Directors and Officers as a group                             590,833 (2)                           3.8%
(total of 5 persons)

------------------------------------------------------------------------------------------------------------------

*        Represents less than 1%.

(1)      Includes   2,409,000   shares  pledged  as  security  on  a  $2,000,000
         promissory note payable to us.

(2) Represents shares subject to stock options exercisable within 60 days from June 3, 2005.

(3) Includes indirect beneficial ownership by spouse of stock options to purchase 33,333 shares.

                             EXECUTIVE COMPENSATION

(A)      SUMMARY COMPENSATION TABLE


           NAME AND PRINCIPAL              FISCAL                                           OTHER ANNUAL
                POSITION                    YEAR      SALARY ($)       BONUS ($)          COMPENSATION ($)
-------------------------------------   ----------  ------------    -------------       -------------------
  Gil Allon                                 2004      $137,754        $70,000(1)              $42,969(2)
     Chief Executive Officer                2003       132,000         53,755(3)               34,860(4)
                                            2002       122,769         39,892(5)               36,126(6)

  Ariel Shenhar                             2004      $120,000        $34,325(7)              $42,504(8)
      Vice-President, Chief Financial       2003       115,500         38,000                   8,737(9)
      Officer                               2002        48,231(10)     38,000(11)               5,528(12)


(1) Represents bonus accrued in the financial statements as of December 31, 2004.

(2) Represents $24,000 in housing expenses, $10,000 in tuition expenses for children and approximately $8,969 in automobile expenses for Mr. Allon paid by us.

(3) $44,921 of the bonus was paid by us to Mr. Allon in 2003. The balance of $8,834 was accrued in the financial statements and paid in 2004.

(4) Represents $26,123 in housing expenses paid by MediVision and charged to us and approximately $8,737 in automobile expenses for Mr. Allon paid by us.

(5) $10,000 of this amount was paid by us to Mr. Allon in 2002 and the balance was paid in 2003.

(6) Represents $25,800 in housing expenses paid by MediVision and charged to us and approximately $10,326 in automobile expenses for Mr. Allon paid by us.

(7) Represents bonus accrued in the financial statements as of December 31, 2004 and to be paid in 2005, of which $14,325 of the amount to be paid was charged to MediVision.

(8) Represents $24,000 in housing expenses, $10,000 in tuition expenses for children and approximately $8,504 in automobile expenses for Mr. Shenhar paid by us.

(9) Represents approximately $8,737 in automobile expenses for Mr. Shenhar paid by us.

(10)     Represents salary from July 22, 2002 through December 31, 2002.

(11)     Represents bonus accrued in the financial statements and paid in 2003.

(12) Represents approximately $5,528 in automobile expenses for Mr. Shenhar paid by us.

(B)      SUMMARY OPTION GRANTS

         During the year ended December 31, 2004, the following options were granted to named executive officers:

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                NUMBER OF SECURITIES      % OF TOTAL OPTIONS/
                                    UNDERLYING              SARS GRANTED TO       EXERCISE OR
                                   OPTIONS/SARS              EMPLOYEES IN         BASE PRICE
             NAME                    GRANTED (#) (1)          FISCAL YEAR          ($/SHARE)    EXPIRATION DATE
----------------------------    ---------------------     --------------------   ------------   ---------------
Gil Allon                                90,000                 13%                  $.68       October 24, 2014
   Chief Executive Officer

Ariel Shenhar                            75,000                 11%                  $.68       October 24, 2014
   Vice President,
   Chief Financial Officer


(1) The options granted on October 24, 2004 vest semiannually over a three year period from the grant date.

(C)      AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS AT FY-END    OPTIONS/SARS AT FY-END
                                  SHARES ACQUIRED         VALUE             (#)EXERCISABLE/          ($) EXERCISABLE/
             NAME                 ON EXERCISE (#)      REALIZED ($)           UNEXERCISABLE             UNEXERCISABLE
---------------------------       ---------------      ------------     ----------------------    ----------------------

Gil Allon
Chief Executive Officer                   --                 --          323,334/126,666(1)(2)        $224,393/63,156

Ariel Shenhar
Vice President, Chief                     --                 --          183,333/ 91,667(3)           $127,233/42,992
Financial Officer


All options had a market value of $1.10 per share at December 31, 2004.

(1) The exercise price on all shares exercisable was $0.406 per share. The exercise price on 36,666 and 90,000 unexercisable shares was $.406 and $0.681, respectively.

(2) Includes 26,667 shares exercisable and 13,333 shares unexercisable by indirect ownership through spouse.

(3) The exercise price on all shares exercisable was $0.406 per share. The exercise price on 16,667 and 75,000 unexercisable shares was $.406 and $0.681, respectively.


(D)  COMPENSATION OF DIRECTORS

         We have entered into an  employment  agreement  with Mr.  Allon,  dated
December 1, 2001, for his services as Chief Executive Officer, for a term of approximately one year, which agreement may be renewed for successive one year intervals upon mutual agreement of the parties. Under the terms of the agreement, revised in April 2005, Mr. Allon is to receive an annual salary of $146,000 effective April 1, 2005 and a bonus to be determined annually by our Board of Directors based on us meeting certain performance goals. In addition, in April 2005 the Compensation Committee approved expatriate subsidy payments of $34,000 per year. Mr. Allon will also be eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. The agreement between the parties was renewed on December 15, 2002, but was revised to provide for an indefinite term. The agreement also stipulates that either party may terminate the agreement with six months advance notice.

         We also entered into an employment agreement with Mr. Shenhar for his services as Chief Financial Officer, for a term of approximately one year, commencing on July 22, 2002, and expiring on June 30, 2003. The agreement was revised in December 2003 to provide for an indefinite term. Under the terms of the agreement, revised in April 2005, Mr. Shenhar is to receive an annual salary of $126,000 effective April 1, 2005, and a bonus to be determined annually by our Board of Directors based on us meeting certain performance goals. In addition, in April 2005 the Compensation Committee approved expatriate subsidy payments of $34,000 per year. Mr. Shenhar will also be eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. The agreement also stipulates that either party may terminate the agreement with six months advance notice.

         In addition, Jonathan Adereth received $36,000 for his services as Chairman of the Board and an additional $3,500 for meetings attended in 2004. Mr. Adereth was also granted a stock option to purchase 40,000 shares at an exercise price of $0.68 per share in October 2004.

         Pursuant to a letter agreement executed on October 24, 2001, between Dr. Harris and us, and as subsequently modified by the parties, we agreed to the following in connection with his service as a director: (i) to grant to Dr. Harris options to purchase up to 20,000 shares of our common stock, at a per share exercise price not less than fair market value on the date of the grant,
(ii) to pay to Dr. Harris, in four equal quarterly installments, an annual retainer in the aggregate amount of $4,000, (iii) to pay to Dr. Harris a per meeting fee of $500 for attending non-telephonic meetings of the Board, (iv) to pay to Dr. Harris an hourly fee of $100 for attending telephonic meetings of the Board, and (v) to reimburse Dr. Harris for reasonable expenses incurred in connection with his services as a director. Dr. Harris's agreement was revised in September 2002 to provide for a quarterly payment of $1,500 for his services as a director, eliminating the payments to him for his individual attendance at telephonic and non-telephonic meetings of the Board. For his services as a director during the year, Dr. Harris earned approximately $6,000, of which approximately $3,000 remained accrued but unpaid as of December 31, 2004. The above referenced options were granted in January 2002 at a per share exercise price of $.10, which price exceeded the closing price of shares of our common stock on the date of grant. Dr. Harris was also granted a stock option to purchase 20,000 shares at an exercise price of $0.68 per share in October 2004.

         Pursuant to a letter agreement executed on June 25, 2004 between Mr. Benoff and us, we agreed to the following in connection with his service as a director: (i) to grant Mr. Benoff options to purchase up to 40,000 shares of our common stock, at a per share price not less than fair market value on the date of the grant, (ii) to pay Mr. Benoff, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay Mr. Benoff a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. For his services as a director during the year, Mr. Benoff earned approximately $3,600 of which approximately $1,500 remained accrued but unpaid as of December 31, 2004. The above referenced options were granted by the Board in October 2004 at a per share exercise price of $0.68.

         No standard arrangement regarding compensation of the directors has been adopted by the Board, and, except as noted above, we have not paid any compensation to any director.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(A)      TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

         In January 2004, we entered into a service agreement, effective January 1, 2003 with MediStrategy Ltd. ("MS"), an Israeli company owned by Noam Allon, a member of our Board of Directors until December 2004. Under the terms of the agreement, MS will provide services to us primarily in the business development field in ophthalmology including business cooperation, mergers and acquisitions allocating new lines of business and analyzing of such, defining new product lines or business opportunities to be developed. All services provided by MS shall be performed solely by Noam Allon.

         In consideration for the services to be provided, we agree to pay MS a monthly sum of $3,300 paid quarterly. In addition, MS is to be paid a yearly performance bonus of up to $20,000 upon achievement of goals under the terms of the agreement determined by MS, Noam Allon and our Chairman of the Board. During the year ended December 31, 2004, MS has earned fees in the amount of $39,600 and a bonus, which has not been finalized. $19,800 of the fees has been paid with the balance being accrued as of December 31, 2004. During the year ended December 31, 2003, MS earned fees of $39,600 and a bonus of $10,000, all of which were accrued as of 2003 and paid in 2004.

(B)      TRANSACTIONS WITH SECURITY HOLDERS

         As discussed in greater detail in the Management's Discussion and Analysis or Plan of Operation section under the heading "MediVision Transactions" of this prospectus, we have entered into a series of transactions with MediVision, which resulted in MediVision owning approximately 74% of our outstanding shares of common stock at fiscal year end 2004.

         Sales to MediVision during period ended March 31, 2005 and the fiscal years ended December 31, 2004 and 2003 totaled approximately $267,000, $744,000 and $482,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that are available to other resellers or distributors of our products.


                                LEGAL PROCEEDINGS

         On March 9, 2004, we filed a civil action in the United States District Court for the Eastern District of California against several of our former employees, led by former vice-president Mark Fukuhara, who have been doing business for the last two years as Imaging Service Group (ISG) and Zeta Development Laboratories in El Dorado Hills, California, and several affiliated persons and companies, including Dale Brodsky, Eyepictures, Inc., Johnny Justice Jr., and two of his ophthalmic equipment businesses, Zeta Development Labs, Inc. (doing business as Justice Diagnostic Imaging) and Justice Ophthalmics, Inc. The complaint alleges claims for misappropriation of trade secrets, violations of the federal computer fraud and abuse act, copyright infringement, breach of contract, interference with contract, and false advertising. The complaint seeks monetary damages as well as injunctive relief against the defendants.

         On August 20, 2004, the United States District Court for the Eastern District of California granted in part our application for a preliminary injunction against certain of the defendants. In December 2004 the Court dismissed Johnny Justice, Jr. as an individual and Justice Ophthalmics, Inc. from the case. Trial in the matter currently is scheduled for April 2006.

         Other than the action referred to above and immaterial claims in the ordinary course, to our knowledge, there are no material legal proceedings presently pending or threatened to which we (or any of our directors or officers in their capacity as such) are, or may be, a party or to which our property is, or may be, subject.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section 317 of the California Corporations Code. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         None of the principal accountant's reports on the financial statements for either of the past two years contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Perry-Smith LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. Its telephone number is (303) 262-0600.

                         INTEREST OF EXPERTS AND COUNSEL

         Our consolidated financial statements as of the years ended December 31, 2004 and 2003 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Perry-Smith LLP, independent registered public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Perry-Smith LLP as experts in auditing and accounting.

         The validity of the shares of common stock offered under this prospectus will be passed upon by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is www.oisi.com.

                           OPHTHALMIC IMAGING SYSTEMS


                              FINANCIAL STATEMENTS


                              AS OF MARCH 31, 2005

                        FOR THE THREE MONTH PERIODS ENDED

                        MARCH 31, 2005 AND MARCH 31, 2004

                           Ophthalmic Imaging Systems
                             Condensed Balance Sheet
                                 March 31, 2005
                                   (Unaudited)

Assets
Current assets:
         Cash and equivalents                                                   $       2,091,446
         Accounts receivable, net                                                       1,634,702
         Receivable from related party                                                    214,862
         Note receivable from related party                                             1,252,927
         Inventories, net                                                                 464,082
         Prepaid expenses and other current assets                                        227,000
         Deferred tax asset                                                             1,029,000
                                                                                ---------------------
              Total current assets                                                      6,914,019
Furniture and equipment, net of accumulated
         depreciation and amortization of $270,708                                        140,004
Restricted cash                                                                           150,000
Other assets                                                                              122,121
                                                                                ---------------------
              Total assets                                                      $       7,326,144
                                                                                =====================

Liabilities and Stockholders' Equity
Current liabilities:
         Accounts payable                                                       $         536,944
         Accrued liabilities                                                            1,375,885
         Deferred extended warranty revenue                                               825,080
         Customer deposits                                                                274,843
         Income taxes payable                                                               7,649
         Notes payable- current portion                                                   774,012
                                                                                ---------------------
              Total current liabilities                                                 3,794,413
                                                                                ---------------------

Notes payable, less current portion                                                       768,214
                                                                                ---------------------
              Total liabilities                                                         4,562,627
                                                                                ---------------------

Stockholders' equity:
         Common stock, no par value, 35,000,000 shares authorized;
              15,063,585 issued and outstanding                                        14,534,420
         Accumulated deficit                                                          (11,770,903)
                                                                                ---------------------
              Total stockholders' equity                                                2,763,517
                                                                                ---------------------
              Total liabilities and stockholders' equity                        $       7,326,144
                                                                                =====================

The accompanying notes are an integral part of these unaudited condensed financial statements.

                           Ophthalmic Imaging Systems
                       Condensed Statements of Operations
                                   (Unaudited)

                                                            Three months ended March 31,
                                                            2005                   2004
                                                     -------------------    --------------------
       Net revenues                                   $     2,840,025        $     2,397,069
       Cost of sales                                        1,165,867                957,546
                                                     -------------------    --------------------
       Gross profit                                         1,674,158               1,439,523
       Operating expenses:
         Sales and marketing                                  728,004                659,682
         General and administrative                           312,996                247,465
         Research and development                             242,408                247,236
                                                     -------------------    --------------------
             Total operating expenses                       1,283,408              1,154,383
                                                     -------------------    --------------------
       Income from operations                                 390,750                285,140
       Interest and other expense, net                        (52,590)               (45,325)
                                                     -------------------    --------------------
       Net income before income taxes                         338,160                239,815
       Income taxes                                            (4,000)
                                                     -------------------    --------------------

       Net income                                     $       334,160        $       239,815
                                                     ===================    ====================

       Shares used in the calculation of basic
           net income per share                            15,041,141             14,436,547

       Basic net income per share                     $          0.02        $          0.02
                                                     ===================    ====================

       Shares used in the calculation of diluted
           net income per share                            16,318,728             15,465,852

       Diluted net income per share                   $          0.02        $          0.02
                                                     ===================    ====================


The accompanying notes are an integral part of these unaudited condensed financial statements.

                           Ophthalmic Imaging Systems
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                            Three months ended March 31,
                                                                             2005                   2004
                                                                        --------------         --------------

OPERATING ACTIVITIES:
Net income                                                              $     334,160          $     239,815
Adjustments to reconcile net income to net cash
       provided by  operating activities
            Depreciation and amortization                                      33,092                 24,005
            Non-cash payment of interest                                        2,818                 17,024
            Net decrease (increase) in current assets other
                than cash and equivalents                                      19,146               (368,328)
            Net  (decrease) increase in current liabilities other
                than short-term borrowings                                    (40,673)               142,749
                                                                        --------------         --------------
Net cash provided by operating activities                                     348,543                 55,265
INVESTING ACTIVITIES:
Acquisition of furniture and equipment                                         (6,800)                 1,293)
                                                                        --------------         --------------
Net cash used in investing activities                                          (6,800)                (1,293)
FINANCING ACTIVITIES:
Principal payments on notes payable                                           (43,192)
Proceeds from sale of stock                                                                           13,468
Advances to related parties                                                  (197,415)              (156,997)
Repayments of borrowings under notes
       payable to related party, net                                                                (200,979)
                                                                        --------------         --------------
Net cash used in  financing activities                                       (240,607)              (344,508)
                                                                        --------------         --------------
Net increase (decrease) in cash and equivalents                               101,136               (290,536)
Cash and equivalents at beginning of period                                 1,990,310              1,272,034
                                                                        --------------         --------------
Cash and equivalents at beginning of period                             $   2,091,446          $     981,498
                                                                        =============          ==============

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
            Repayment of notes payable with common stock                $      29,282          $     105,913
            Payment of interest with common stock                       $       2,818          $      17,024
            Additions to (Reductions) in aggregate receivables
              from significant shareholders in exchange for
              inventory and other noncash transactions, net             $     114,113          $      (7,989)
                                                                        =============          ==============

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
            Cash paid for taxes                                         $      10,000          $      70,050
            Cash paid for interest                                      $      20,988          $      52,500

         The accompanying notes are an integral part of these unaudited condensed financial statements.

                           Ophthalmic Imaging Systems

                     Notes to Condensed Financial Statements

                Three Month Periods ended March 31, 2005 and 2004


                                   (Unaudited)


Note 1.        Basis of Presentation

               The accompanying unaudited condensed balance sheet as of March 31, 2005, condensed statements of operations for the three month periods ended March 31, 2005 and 2004 and the condensed statements of cash flows for the three month periods ended March 31, 2005 and 2004 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto included in Ophthalmic Imaging Systems' (the "Company's") Annual Report for the year ended December 31, 2004 on Form 10-KSB. In the opinion of management, the accompanying condensed financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for the periods presented. The results of operations for the period ended March 31, 2005 are not necessarily indicative of the operating results for the full year.


Note 2.        Net Income Per Share

               Basic earnings per share ("EPS"), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

                                    Unaudited
                               Three Months Ended
                                    March 31,
                                                       2005            2004
                                                  --------------- --------------

               Numerator for basic and diluted
               net income per share                  $ 334,160       $ 239,815
                                                  =============== ==============

               Denominator for basic net income
               per share:
                  Weighted average shares           15,041,141      14,436,547

               Effect of dilutive securities:
                  Employee/director stock options    1,277,587       1,029,305
                  Warrants and other                        --              --
                                                  --------------- --------------
               Dilutive potential common shares      1,277,587       1,029,305

                                                  --------------- --------------
               Denominator for diluted net
               income per share                     16,318,728      15,465,852
                                                  =============== ==============

               Basic net income per share             $ 0.02          $ 0.02
                                                  =============== ==============

               Diluted net income per share           $ 0.02          $ 0.02
                                                  =============== ==============

               As of March 31, 2005 and March 31, 2004 there were 714,500 and 401,500 options and warrants, respectively whose exercise price exceeded the average market price of the stock and have been excluded from this computation.


Note 3.        Related Parties Transactions


               During the period of August 2000 through July 1, 2001, the Company executed several promissory notes in favor of MediVision Medical Imaging Ltd. ("MediVision"), an Israeli corporation and majority shareholder in the Company. The "Short-Term Note" had a maximum principal balance of $260,000 available, while the "Working Capital Funding Agreement and Amendment No.1" to this agreement provided an additional funding of $2,500,000. Both Notes and the Amendment bear interest at the rate of 9.3% per annum and are secured by all of the Company's assets. The principal amount outstanding, together with any and all accrued interest on the Working Capital Note and Amendment, was payable by August 31, 2003, except that MediVision may, at its option, at any time convert any amount of principal and interest then outstanding into shares of the Company's common stock at a conversion price of $.80 per share on the Working Capital Note and $0.185 per share on the Amendment No.1 to the Working Capital Note.


               In May 2003, the Company and MediVision entered in Amendment No. 2 to the Working Capital Funding Agreement and the Short Term Note whereby the repayment terms on the debt were extended on all principal and interest due until January 1, 2005.


               In June 2003, MediVision exercised its option, as stipulated in the Working Capital Funding Agreement, Amendment No. 1, to convert $1,150,000 of principal and interest at a conversion price of $0.185 per share into 6,216,216 common shares of stock.


               In August 2002, the Company's Board of Directors, at MediVision's request, authorized the Company to guarantee and/or provide security interests in its assets for certain of MediVision's loans with financial institutions, on the maximum aggregate amount of approximately $1,900,000. In August 2002, MediVision subordinated to the financial institutions its security position in the Company's assets, which had been granted in consideration of loans to the Company from MediVision. In December 2002, the Company's Board of Directors approved that the Company enter into and issue a debenture in favor of the banks to act as security for the debt of MediVision, such debenture shall be secured by a first lien on all of the Company's assets. Such debenture and lien were signed in December 2002. The amount owed to the financial institutions by MediVision and secured by the Company as of March 31, 2005 was approximately $179,000.


               In March 2004, the Company's Board of Directors approved a line of credit to MediVision of $1,000,000 at 9.3% interest for two years. In January 2005 the Company's Board of Directors approved an additional loan advance of $150,000 for a thirty day term.


               On February 28, 2005, the Company and MediVision entered into a Loan and Security Agreement and Promissory Note whereby the Company agreed to loan MediVision up to two million dollars ($2,000,000). The loan agreement incorporates the $1,150,000 previously approved by the Company's Board of Directors. Under the terms of the agreement, interest is 7.25% per annum and is payable on February 28, 2006 along with all outstanding principal due at that date. The note is secured by 2,409,000 of the 11,130,151 shares of the Company's common stock owned by MediVision. The number of shares is based on the average closing price of shares of stock of the Company during the period covering the last ten (10) business days of February, 2005, which average closing price was $1.11, discounted by 25%. In the event that MediVision sells any shares it owns in the Company during the period of the agreement, a minimum of 50% of the proceeds from such sales would be required to be paid to the Company to reduce the outstanding amount owed.

               At March 31, 2005 the Company had recorded a net amount due from MediVision of approximately $1,253,000 on the promissory note and approximately $215,000 net, due for products and services.

               Sales to MediVision during the three months ended March 31, 2005 and 2004 totaled approximately $267,000 and $183,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that are available to other resellers or distributors of the Company's products.

               During the three-month periods ended March 31, 2005 and 2004, the Company paid approximately $176,900 and $148,700 respectively, to MediVision for research and development performed by MediVision on behalf of the Company.

               As of March 31, 2005, MediVision currently owns approximately 74% of the Company's outstanding common stock.

Note 4.        Stock Based Compensation

               At March 31, 2005, the Company had five stock-based compensation plans (the "Plans"). The Company accounts for the Plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based compensation cost is reflected in net income, as all options granted under the Plans had an exercise price equal to or above the market value of the underlying common stock on the date of grant.

               For purposes of pro forma disclosures, the estimated fair value of stock-based compensation plans and other options are amortized to expense primarily over the vesting period. The following tables illustrate the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.


                                                             Unaudited
                                                       Three Months Ended
                                                             March 31,
                                                             ---------
                                                   -----------------------------
                                                        2005           2004
                                                   -----------------------------

      Net Income, As Reported                         $ 334,160      $ 239,815

      Deduct Total Stock-Based Employee
         Compensation Expenses Determined
         Under the Fair Value Based Method
         For all Awards, Net of Related Tax
      Effects                                            (5,030)        (1,087)
                                                   -----------------------------

      Pro Forma Net Income                            $ 329,130      $ 238,728
                                                   =============================

      Basic Earnings Per Share
          As Reported                                 $    0.02      $    0.02
          Pro Forma                                   $    0.02      $    0.02

      Diluted Earnings Per Share:
          As Reported                                 $    0.02      $    0.02
          Pro Forma                                   $    0.02      $    0.02

               As required, the pro forma disclosures above include options granted since January 1, 1995. Consequently, the effects of applying FASB Statement No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

               The  fair  value  of  the  options  granted  during  the  periods
               indicated   was   estimated   on  the  date  of  grant  using  an
               option-pricing model.

               There were 46,000 options granted for the three-month period ended March 31, 2005, of which 26,000 were qualified options and 20,000 were non-qualified. The estimated fair market value of the qualified and non-qualified options granted was $1.10 and $0.68, respectively.

               In December  2004 the FASB issued  Statement  Number 123 (revised
               2004) (FAS 23 (R)), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. The Company is required to apply FAS 23 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. For companies filing under Regulation S-B, FAS 123 (R) is effective the beginning of the first interim or annual reporting period that begins after
               December 15, 2005, which for the Company will be the first quarter of the year ending December 31, 2006. The Company anticipates adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Management has not completed its evaluation of the effect that FAS 123 (R) will have, but believes that the effect will be consistent with its previous pro forma disclosures.

Note 5.        Warranty Obligations

               The Company generally offers a one year warranty to its customers. The Company's warranty requires it to repair or replace defective products during the warranty period. At the time product revenue is recognized, the Company records a liability for estimated costs that may be incurred under its warranties. The costs are estimated based on historical experience and any specific warranty issues that have been identified. Although historical warranty costs have been within expectations, there can be no assurance that future warranty costs will not exceed historical amounts. The amount of warranty liability accrued reflects the Company's best estimate of the expected future cost of honoring its obligations under the warranty plans. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the balance as necessary.

               The following provides a reconciliation of changes in the Company's warranty reserve.

                                                           Unaudited
                                                     Three Months Ended
                                                           March 31,
                                                           ---------
                                                    ---------------------------
                                                        2005           2004
                                                    ---------------------------

      Warranty balance at beginning of period        $ 505,851     $   438,449

      Net provision (reduction) for current period      13,250          (5,771)
      Warranty costs incurred                         (125,119)        (26,313)
                                                    ---------------------------

      Warranty balance at end of period                $  393,982   $   406,365
                                                    ============= =============

                           OPHTHALMIC IMAGING SYSTEMS


                              FINANCIAL STATEMENTS


                      AS OF DECEMBER 31, 2004 AND 2003 AND

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                       AND

                        REPORT OF INDEPENDENT REGISTERED

                             PUBLIC ACCOUNTING FIRM

                           OPHTHALMIC IMAGING SYSTEMS

                              FINANCIAL STATEMENTS

                      AS OF DECEMBER 31, 2004 AND 2003 AND

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                TABLE OF CONTENTS
                                -----------------


                                                                          PAGE
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-13

Balance Sheet                                                              F-14

Statement of Income                                                        F-16

Statement of Stockholders' Equity                                          F-17

Statement of Cash Flows                                                    F-18

Notes to Financial Statements                                              F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Stockholders
Ophthalmic Imaging Systems


         We have audited the accompanying balance sheet of Ophthalmic Imaging Systems as of December 31, 2004 and 2003, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophthalmic Imaging Systems as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                             /s/ Perry-Smith LLP


Sacramento, California
March 2, 2005

                           OPHTHALMIC IMAGING SYSTEMS

                                  BALANCE SHEET

                           DECEMBER 31, 2004 AND 2003


                                                    2004         2003
                                                 ----------   ----------

                            ASSETS

Current assets:
     Cash and cash equivalents $                  1,990,310   $1,272,034
     Accounts receivable, net of allowance for
         doubtful accounts of approximately
         $301,839 and $361,175                    1,855,009    1,536,610
     Inventories (Note 2)                           515,391      416,420
     Prepaid expenses and other current assets      189,393      214,653
     Deferred tax asset (Note 9)                  1,029,000      500,000
                                                 ----------   ----------

              Total current assets                5,579,103    3,939,717
                                                 ----------   ----------

Restricted cash (Note 7)                            150,000      150,000
Furniture and equipment, at cost, net (Note 3)      150,487      150,912
Receivable from related party (Note 6)            1,055,512
Other assets                                        137,929       82,821
                                                 ----------   ----------

              Total assets                       $7,073,031   $4,323,450
                                                 ==========   ==========


                                   (Continued)

                           OPHTHALMIC IMAGING SYSTEMS

                                  BALANCE SHEET
                                   (Continued)
                           DECEMBER 31, 2004 AND 2003



                                                                          2004            2003
                                                                      ------------    ------------

                        LIABILITIES AND
                     STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                 $    472,167    $    523,539
     Accrued liabilities (Note 4)                                        1,558,861       1,387,563
     Deferred extended warranty revenue (Note 4)                           793,972         557,143
     Customer deposits                                                     226,850         201,797
     Income taxes payable (Note 9)                                           9,224         102,650
     Notes payable - short term portion (Note 5)                           776,338         409,613
     Notes payable to related party (Note 6)                                               200,979
                                                                      ------------    ------------

              Total current liabilities                                  3,837,412       3,383,284
                                                                      ------------    ------------

Line of credit (Note 7)                                                    150,000
Notes payable, less current portion (Note 5)                               838,362         763,637
                                                                      ------------    ------------

              Total liabilities                                          4,675,774       4,296,921
                                                                      ------------    ------------

Commitments and contingencies (Note 10)

Stockholders' equity:
     Common stock, no par value,  35,000,000 shares  authorized;
         15,033,585 and 14,403,929 shares issued and outstanding in
         2004 and 2003, respectively                                    14,502,320      13,836,188
     Accumulated deficit                                               (12,105,063)    (13,809,659)
                                                                      ------------    ------------

              Total stockholders' equity                                 2,397,257          26,529
                                                                      ------------    ------------

              Total liabilities and stockholders' equity              $  7,073,031    $  4,323,450
                                                                      ============    ============

                     The accompanying notes are an integral
                       part of these financial statements.

                           OPHTHALMIC IMAGING SYSTEMS

                               STATEMENT OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                              2004            2003
                                                          ------------    ------------
Revenues:
     Net sales                                            $ 10,818,379    $  9,944,827

Cost of sales                                                4,290,049       3,955,680
                                                          ------------    ------------

              Gross profit                                   6,528,330       5,989,147
                                                          ------------    ------------

Operating expenses:
     Sales and marketing                                     2,936,100       2,915,848
     General and administrative                              1,205,765       1,068,634
     Research and development (Note 6)                         987,769         702,020
                                                          ------------    ------------

              Total operating expenses                       5,129,634       4,686,502
                                                          ------------    ------------

              Income from operations                         1,398,696       1,302,645

Other income (expense):
     Interest expense                                         (210,106)       (295,353)
     Other income (expense)                                    (54,860)         20,722
     Interest income                                            12,866           5,180
                                                          ------------    ------------

              Total other income (expense)                    (252,100)       (269,451)
                                                          ------------    ------------

              Net income before provision for income
                  tax benefit                                1,146,596       1,033,194
                                                          ------------    ------------

              Provision for income tax benefit (Note 9)        558,000         405,000
                                                          ------------    ------------

              Net income                                  $  1,704,596    $  1,438,194
                                                          ============    ============

Basic earnings per share                                  $       0.12    $       0.13
                                                          ============    ============

Shares used in the calculation of basic
     earnings per share                                     14,771,112      11,267,493
                                                          ============    ============

Diluted earnings per share                                $       0.11    $       0.12
                                                          ============    ============

Shares used in the calculation of diluted
     earnings per share                                     15,772,214      11,887,205
                                                          ============    ============



                     The accompanying notes are an integral
                       part of these financial statements.

                           OPHTHALMIC IMAGING SYSTEMS

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        COMMON STOCK                                    TOTAL
                                             ---------------------------------     ACCUMULATED       STOCKHOLDERS'
                                                  SHARES            AMOUNT           DEFICIT            EQUITY
                                             ----------------  ---------------   ---------------  ----------------
Balance, January 1, 2003                            8,138,305  $    12,630,604   $   (15,247,853) $     (2,617,249)

Conversion of principal and interest
   to common stock (Note 6)                         6,216,216        1,150,000                           1,150,000

Conversion of principal and interest
   to common stock (Note 5)                            31,074           33,250                              33,250

Exercise of non-qualified stock
   options (Note 8)                                    18,334           22,334                              22,334

Net income                                                                             1,438,194         1,438,194
                                             ----------------  ---------------   ---------------  ----------------

Balance, December 31, 2003                         14,403,929       13,836,188       (13,809,659)           26,529

Conversion of principal and interest
   to common stock (Note 5)                           576,322          616,665                             616,665

Exercise of non-qualified stock
   options (Note 8)                                    53,334           49,467                              49,467

Net income                                                                             1,704,596         1,704,596
                                             ----------------  ---------------   ---------------  ----------------

Balance, December  31, 2004                        15,033,585  $    14,502,320   $   (12,105,063) $      2,397,257
                                             ================  ===============   ===============  ================

                     The accompanying notes are an integral
                       part of these financial statements

                           OPHTHALMIC IMAGING SYSTEMS

                             STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                 2004            2003
                                                             -----------     -----------
Cash flows from operating activities:
   Net income                                                $ 1,704,596     $ 1,438,194
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization                           116,186          53,000
         Non-cash payment of interest                             35,869           6,791
         Loss on disposition of equipment                          1,499
         Net changes in operating assets and liabilities:
           Accounts receivable                                  (318,399)       (633,932)
           Inventories                                           (98,971)         47,551
           Prepaid expenses and other current
              assets                                              25,260        (123,906)
           Deferred tax asset                                   (529,000)       (449,000)
           Net increase in other assets                         (108,482)       (109,495)
           Accounts payable                                      (51,372)        (67,435)
           Accrued liabilities                                   171,298         (83,514)
           Deferred extended warranty revenue                    236,829         289,255
           Customer deposits                                      25,053        (141,855)
           Income taxes payable                                  (93,426)         32,650
                                                             -----------     -----------

              Net cash provided by operating activities        1,116,940         258,304
                                                             -----------     -----------

Cash flows from investing activities:
   Acquisition of furniture and equipment                        (23,515)        (25,360)
   Proceeds from disposition of equipment                            890
   Increase in restricted cash                                                  (150,000)
                                                             -----------     -----------

              Net cash used in investing activities              (22,625)       (175,360)
                                                             -----------     -----------

Cash flows from financing activities:
   Repayment of notes payable to related
     parties, net                                               (200,979)       (562,311)
   Principal payments on notes payable                           (19,015)         (4,167)
   Advances to related parties                                (1,055,512)
   (Repayments of) proceeds from borrowings under
     line of credit, net                                        (150,000)        150,000
   Proceeds from notes payable, other                          1,000,000       1,200,000
   Proceeds from sale of stock                                    49,467          22,334
                                                             -----------     -----------

              Net cash (used in) provided by financing
                activities                                      (376,039)        805,856
                                                             -----------     -----------

Net increase in cash and cash equivalents                        718,276         888,800

Cash and cash equivalents, beginning of the year               1,272,034         383,234
                                                             -----------     -----------

Cash and cash equivalents, end of the year                   $ 1,990,310     $ 1,272,034
                                                             ===========     ===========

                                   (Continued)

                           OPHTHALMIC IMAGING SYSTEMS

                             STATEMENT OF CASH FLOWS
                                   (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                              2004          2003
                                                           ----------    ----------
Supplemental schedule of non cash financing activities:
   Conversion of related party notes payable to
     common stock                                                        $1,150,000
   Repayment of notes payable with common stock            $  580,796    $   26,458
   Payment of interest with common stock                   $   35,869    $    6,792
   Addition to (reduction in) aggregate debt payable
     to significant shareholders in exchange for
     inventory and other noncash transactions, net         $   (4,150)   $    6,689
   Assets acquired with borrowed funds                     $   41,261

Supplemental schedule of cash flow information:
   Cash paid for taxes                                     $   70,345    $   10,500
   Cash paid for interest                                  $   63,833    $    9,545

                     The accompanying notes are an integral
                       part of these financial statements.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and Business

         Ophthalmic  Imaging  Systems  (the  "Company"),   was  incorporated  in
         California in July 1986. The Company is primarily engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems, image enhancements and analysis software, and related products and services for use by practitioners in the ocular healthcare field.

         Use of Estimates

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

         At December 31, 2004, the Company had deposits with carrying amounts of $1,990,185 and bank balances of $2,254,617. Federally insured balances totaled $200,000 and uninsured balances totaled $2,054,617 at December 31, 2004.

         Concentrations of Credit Risk and Export Sales

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company's policy of requiring deposits from customers, the number of customers and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management's expectations. No single customer comprised 10% or more of net sales, during the years ended December 31, 2004 or 2003.

         Revenues from sales to customers located outside of the United States accounted for approximately 12% and 9% of net sales during the years ended December 31, 2004 and 2003, respectively.

         Inventories
         Inventories,   which  consist  primarily  of  purchased  system  parts,
         subassemblies and assembled systems, are stated at the lower of cost (determined using the first-in, first-out method) or market.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Furniture and Equipment

         Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years.

         Revenue Recognition and Warranties

         The Company derives revenue primarily from the sale, installation and training services of its products. In accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk have been transferred to the customer. The Company generally recognizes revenue from installation and training services when such services are performed. The Company generally provides a one-year warranty covering materials and workmanship and accruals are provided for anticipated warranty expenses.

         Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized in net sales on a straight-line basis over the term of the extended warranty contract.

         Shipping and Handling Costs

         Shipping and handling costs are included with cost of sales.

         Advertising Costs

         Advertising expenditures totaled approximately $82,413 and $50,864, for the years ended December 31, 2004 and 2003, respectively.

         Income Taxes

         Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets relate primarily to estimated warranty claims, and deferred tax liabilities relate primarily to property and equipment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         General business credits are accounted for as a reduction of federal income taxes payable under the flow-through method.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Fair Value of Financial Instruments

         At December 31, 2004 and 2003, the Company's financial instruments included cash, cash equivalents, receivables, accounts payable, accrued liabilities and borrowings. With the exception of borrowings, the fair value of these financial instruments approximated their carrying value because of the short-term nature of these instruments. The fair value of the Company's borrowings approximated their carrying value based upon management's review of market prices for financial instruments with similar characteristics.

         Earnings Per Share

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

         Stock Based Compensation

         The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its stock option plans (the intrinsic value method). Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant as determined by the Company's Board of Directors, no compensation expense is recognized. See Note 8 for additional disclosures regarding the Company's stock option plans.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Stock Based Compensation (Continued)

         Pro forma disclosures of stock-based employee compensation expense disclosures are as follows:


                                                Year Ended December 31,
                                              ------------  ------------
                                                  2004          2003
                                              ------------  ------------

Net income as reported                        $   1,704,59  $  1,438,194
Deduct: total stock-based employee
     compensation expense determined
     under fair value based method for
     all awards, net of related tax effect          (8,666)      (40,445)
                                              ------------  ------------
Pro forma net income                          $   1,695,93  $  1,397,749
                                              ============  ============

Basic earnings per share - as reported        $       0.12  $       0.13
                                              ============  ============
Basic earnings per share - pro forma          $       0.11  $       0.12
                                              ============  ============
Diluted earnings per share - as reported      $       0.11  $       0.12
                                              ============  ============
Diluted earnings per share - pro forma        $       0.11  $       0.12
                                              ============  ============

         Impact of New Financial Accounting Standards

         Stock-Based Compensation

         In December 2004 the FASB issued Statement Number 123 (revised 2004) (FAS 23 (R)), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. The Company is required to apply FAS 23 (R) on a modified prospective
         method.   Under  this  method,   the  Company  is  required  to  record
         compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by FAS 123. For companies filing under Regulation S-B, FAS 123
         (R) is effective the beginning of the first interim or annual reporting period that begins after December 15, 2005, which for the Company will be the first quarter of the year ending December 31, 2006. The Company anticipates adopting SFAS No 123 (R) beginning in the quarter ending March 31, 2006. Management has not completed its evaluation of the effect that FAS 123 (R) will have, but believes that the effect will be consistent with its previous pro forma disclosures.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Inventory Costs

         In November 2004, the FASB issued SFAS No. 151,  Inventory  Costs (SFAS
         151). SFAS 151 requires that abnormal amounts of idle facility expense, freight, handling costs and spoilage be recognized as current-period charges. Further, SFAS 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. SFAS 151 is effective for inventory costs incurred beginning in 2006. The Company is currently evaluating the effect of SFAS 151 on the financial statements and related disclosures.

         Reclassifications

         Certain accounts have been reclassified to conform to the current year's presentation.

2.       INVENTORIES

         Inventories consist of the following as of December 31, 2004 and 2003:

                              2004         2003
                            --------    --------

         Raw materials      $315,367    $230,880
         Work-in-process     119,634      59,145
         Finished goods       80,390     126,395
                            --------    --------

                            $515,391    $416,420
                            ========    ========

3.       FURNITURE AND EQUIPMENT

         Furniture and equipment consist of the following as of December 31, 2004 and 2003:

                                                     2004            2003
                                                 -----------     -----------

         Research and manufacturing equipment    $   148,941     $   679,506
         Office furniture and equipment              235,603         657,847
         Demonstration equipment                      19,368         197,104
                                                 -----------     -----------

                                                     403,912       1,534,457
         Less accumulated depreciation
              and amortization                      (253,425)     (1,383,545)
                                                 -----------     -----------

                                                 $   150,487     $   150,912
                                                 ===========     ===========

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4.       ACCRUED LIABILITIES AND PRODUCT WARRANTY

         Accrued liabilities consist of the following as of December 31, 2004 and 2003:

                                         2004          2003
                                      ----------    ----------

         Accrued compensation         $  565,176    $  555,817
         Accrued warranty expenses       505,851       438,450
         Other accrued liabilities       487,834       393,296
                                      ----------    ----------

                                      $1,558,861    $1,387,563
                                      ==========    ==========

         Product Warranty and Deferred Warranty Revenue

         The Company generally offers a one year warranty to its customers. The Company's warranty requires it to repair or replace defective products during the warranty period. At the time product revenue is recognized, the Company records a liability for estimated costs that may be incurred under its warranties. The costs are estimated based on historical experience and any specific warranty issues that have been identified. (Although historical warranty costs have been within expectations, there can be no assurance that future warranty costs will not exceed historical amounts.) The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the balance as necessary.

         Product warranty reserve changes consist of the following as of December 31, 2004 and 2003:

                                                         2004          2003
                                                      ---------     ---------

         Warranty balance at beginning of the year    $ 438,450     $ 370,680
         Net provisions                                 236,901       272,770
         Warranty costs incurred                       (169,500)     (205,000)
                                                      ---------     ---------

                                                      $ 505,851     $ 438,450
                                                      =========     =========

         In addition to the Company's one-year warranty, the Company offers an extended warranty for an additional charge to the customer. The Company records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to two years. At December 31, 2004 and 2003, deferred extended warranty revenue was $793,972 and $557,143, respectively.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


5.       NOTES PAYABLE

         Notes payable consist of the following at December 31, 2004 and 2003:

                                          2004          2003
                                       ----------    ----------

         Laurus Master Fund Ltd. #1    $  579,662    $1,173,250
         Laurus Master Fund Ltd. #2     1,000,000
         Other                             35,038
                                       ----------    ----------

                                        1,614,700     1,173,250

         Less:  current portion           776,338       409,613
                                       ----------    ----------

         Long-term portion             $  838,362    $  763,637
                                       ==========    ==========

         Maturities of notes payable are as follows:

                          Year Ending
                          December 31,
                          ----------
                  2005    $  776,338
                  2006       701,252
                  2007       132,416
                  2008         4,694
                          ----------

                          $1,614,700


         Laurus Master Fund Ltd. #1

         On September 25, 2003, the Company entered into a convertible term note and securities purchase agreement with Laurus Master Fund, Ltd. #1 ("Laurus 1"). Pursuant to the agreements, the Company sold to Laurus 1, a secured convertible term note in the principal amount of $1,200,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due September 25, 2006, convertible into shares of its common stock at a conversion price of $1.07 per share. Under certain circumstances, both the Company and Laurus 1 may exercise their right to convert all or a portion of the outstanding principal and interest into shares of common stock. Loan costs of $118,718 have been capitalized and are being amortized over the three-year life of the note. The Company granted to Laurus 1 a subordinated second priority security interest in its assets to secure the obligations under the note. Additionally, the Company issued a warrant to Laurus 1 to purchase 375,000 shares of its common stock at exercise prices ranging between $1.23 and $1.61 per share (Note 8).

         In 2003, the Company opted to pay $26,458 of principal and $6,792 of interest in 31,074 shares of common stock. In 2004, the Company opted to pay $580,796 of principal and $35,869 of interest in 576,322 shares of common stock.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


5.       NOTES PAYABLE (Continued)

         Laurus Master Fund Ltd. #2

         On April 27, 2004, the Company entered into a convertible term note and securities purchase agreement with Laurus Master Fund, Ltd. #2 ("Laurus 2"). Pursuant to these agreements, the Company sold to Laurus 2, a secured convertible term note in the principal amount of $1,000,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due April 27, 2007, convertible into shares of its common stock at a conversion price of $1.22 per share. Under certain circumstances, both the Company and Laurus 2 may exercise their right to convert all or a portion of the outstanding principal and interest into shares of common stock. Loan costs of $70,980 have been capitalized and are being amortized over the three-year life of the note. The Company granted to Laurus 2 a subordinated second priority security interest in its assets to secure the obligations under the note. Additionally, the Company issued a warrant to Laurus 2 to purchase 313,000 shares of its common stock at exercise prices ranging between $1.40 and $1.83 per share (Note 8).

6.       RELATED PARTY TRANSACTIONS

         MediVision

         During the period of August 2000 through July 1, 2001, the Company executed several promissory notes in favor of MediVision Medical Imaging LTD. ("MediVision"), an Israeli corporation and majority shareholder in the Company. The "Short-Term Note" had a maximum principal balance of $260,000 available, while the "Working Capital Funding Agreement and Amendment No.1" to this agreement provided additional funding of $2,500,000. Both the Note and the Amendment bear interest at the rate of 9.3% per annum and are secured by all of the Company's assets. The principal amount outstanding, together with any and all accrued interest on the Working Capital Note and Amendment, was payable by August 31, 2003, except that MediVision may, at its option, at any time convert any amount of principal and interest then outstanding into shares of the Company's common stock at a conversion price of $.80 per share on the Working Capital Note and $0.185 per share on the Amendment No.1 to the Working Capital Note.

         In May 2003, the Company and MediVision entered in Amendment No. 2 to the Working Capital Funding Agreement and the Short Term Note whereby the repayment terms on the debt were extended on all principal and interest due until January 1, 2005. As of December 31, 2004, the Company has paid the debt owing MediVision by way of cash payments and noncash intercompany revenue and expense transactions.

         In June 2003,  MediVision  exercised  its option,  as stipulated in the
         Working Capital Funding Agreement, Amendment No. 1, to convert $1,150,000 of principal and interest at a conversion price of $0.185 per share into 6,216,216 common shares of stock. As a result of the foregoing transactions, MediVision currently owns approximately 74% of the Company's outstanding common stock.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.       RELATED PARTY TRANSACTIONS (Continued)

         MediVision (Continued)

         In August 2002, the Company's Board of Directors, at MediVision's request, authorized the Company to guarantee and/or provide security interests in its assets for certain of MediVision's loans with financial institutions, on the maximum aggregate amount of approximately $1,900,000. In August 2002, MediVision subordinated to the financial institutions its security position in the Company's assets, which had been granted in consideration of loans to the Company from MediVision. In December 2002, the Company's Board of Directors approved that the Company guaranteed certain obligations of MediVision by issuing a security interest in the Company's assets (Note 10). The amount guaranteed by the Company, as of December 31, 2004 was approximately $447,000.

         In March 2004, the Company's Board of Directors approved a line of credit to MediVision of $1,000,000 at 9.3% interest for two years. In January 2005, the Company's Board of Directors approved an additional loan advance of $150,000 for a 30 day term. In March 2005, these agreements were incorporated into a Loan and Security Agreement and Promissory Note entered into between the parties (see Note 11).

         At December 31, 2004, the Company had recorded approximately $1,056,000 of receivable due from MediVision as compared to $200,979 in aggregate debt and accrued interest owed to MediVision as of December 31, 2003. The changes are the result of cash payments and the net effect of other intercompany revenue and expense transactions.

         Sales to MediVision during the fiscal years ended December 31, 2004 and 2003 totaled approximately $744,000 and $482,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that would be available to other resellers or distributors of the Company's products.


         During the year ended December 31, 2004 and 2003, the Company paid $687,100 and $263,200 to MediVision for research and development performed on behalf of the Company.

         MediStrategy Ltd.

         The Company has a service agreement with MediStrategy Ltd. ("MS"), an Israeli company owned by Noam Allon, a Director of the Company, serving on the Board until December 2004. Under the terms of the agreement, MS provides services to the Company primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.       RELATED PARTY TRANSACTIONS (Continued)

         In consideration for the services  provided,  the Company agreed to pay
         MS a monthly sum of $3,300. In addition, MS is to be paid a yearly performance bonus of up to $20,000 upon achievement of goals under the terms of the agreement determined by MS, Noam Allon and the Company's Chairman of the Board. During the year ended December 31, 2004, MS earned fees in the amount of $39,600 and a bonus subject to approval, which has not yet been finalized. $19,800 of the fees has been paid with the balance being accrued as of December 31, 2004. During the year ended December 31, 2003, MS earned fees of $39,600 and a bonus of $10,000, all of which were accrued at December 31, 2003 and paid in 2004.

7.       LINE OF CREDIT

         In May 2003, the Company entered into a $150,000 line of credit agreement with its bank. The line is secured by a pledged investment with the bank equal to the amount of the line of credit. Advances on the line bear interest at prime (5.25% at December 31, 2004 and 4% at December 31, 2003) with interest due monthly. The line matures on September 10, 2008.

8.       STOCKHOLDERS' EQUITY

         Stock Option Plans

         The Company applies APB 25 and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

         The Company has five stock-based compensation plans and Individual Stock Option Agreements. Options granted under these plans generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The plans generally expire ten years from the inception of the plans. Options granted under these agreements have a vesting period of three to four years. Incentive stock options under these plans are granted at fair market value on the date of grant and non-qualified stock options granted can not be less than 85% of the fair market value on the date of grant. A summary of the Company's plans as of December 31, 2004 is presented below:

                                         Options                                         Range of        Available
                                       Authorized          Plan           Options        Exercise        for Future
                    Plan Name           Per Plan        Expiration      Outstanding       Prices           Grants
-------------------------------------  -----------  ------------------  -------------    ---------        -------
         1992 Option Plan                  150,000     December 2002         36,500    $0.48 - $4.25
         1995 Nonstatutory Plan          1,035,000     November 2005         75,000    $0.48 - $0.50       920,000
         1997 Nonstatutory Plan          1,000,000     October 2002          60,000    $0.63 - $1.38
         Individual Stock Option
           Agreements                      126,360     November 1998        105,300        $0.63
         2000 Option Plan                1,500,000    September 2010      1,383,333        $0.41            89,999
         2003 Option Plan                  750,000     October 2013         659,000        $0.68            91,000
                                                                        -----------                    -----------

                                                                          2,319,133                      1,100,999
                                                                        ===========                    ===========

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.       STOCKHOLDERS' EQUITY (Continued)

         Stock Option Plans (Continued)

         A summary of the status of the Company's stock option plans and changes during the periods is presented below:

                                                                    Weighted
                                                                     Average
                                                                    Exercise
                                                 Options              Price
                                              ---------------   ----------------

         Balance, January 1, 2003                   1,715,952   $     0.46
                                              ---------------

              Options granted                         650,000   $     0.41
              Options canceled                       (576,666)  $     0.41
              Options exercised                       (18,334)  $     0.47
                                              ---------------

         Balance December 31, 2003                  1,770,952   $     0.46
                                              ---------------

              Options granted                         684,000   $     0.67
              Options canceled                        (26,666)  $     0.41
              Options lapsed                          (55,819)  $     0.94
              Options exercised                       (53,334)  $     0.48
                                              ---------------

         Balance December 31, 2004                  2,319,133   $     0.51
                                              ===============

         The weighted average fair value of options granted during the years ended December 31, 2004 and 2003 were $.67 and $.41, respectively.

         The following table summarizes information about the stock options outstanding at December 31, 2004:

                                                    Options Outstanding                   Options Exercisable
                                       --------------------------------------------  -----------------------------
                                                         Weighted
                                                          Average       Weighted-                      Weighted-
                                                         Remaining       Average                        Average
                  Range of                              Contractual     Exercise                       Exercise
               Exercise Prices            Number           Life           Price          Number          Price
------------------------------------   -------------  -------------   -------------  -------------  --------------
         $    .31   -   $  1.37            2,292,633      8.3 years   $        0.50      1,525,300  $         0.43
         $   1.38   -   $  3.00               25,000      1.8 years   $        1.38         25,000  $         1.38
         $   3.01   -   $  4.50                1,500      1.7 years   $        4.25          1,500  $         4.25
                                       -------------                                 -------------

                                           2,319,133                                     1,551,800
                                       =============                                 =============

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.       STOCKHOLDERS' EQUITY (Continued)

         Stock Option Plans (Continued)

         Pro forma information regarding net income and net income per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to August 31, 1995 under the fair value method of that Statement. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2004 and 2003, respectively; dividend yield of zero; volatility factors of the expected market price of the Company's common stock ranged from 91% to 95% for the years ended December 31, 2004 and 2003, risk-free interest rate of 4.04% and 3.98%; respectively, and a weighted-average expected life of 10 years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                  2004             2003
                                                             -------------    -------------

         Pro forma net income                                $    1,695,93    $   1,397,749
                                                             =============    =============

         Pro forma basic and diluted net income per share    $        0.11    $        0.12
                                                             =============    =============

         Warrants

         The Company issued a warrant in September 2003 pursuant to the issuance of a note payable (Note 5). The warrant permits the holder to purchase up to 375,000 shares of common stock at a price of $1.23 per share for the first 100,000 shares; $1.39 per share for the next 125,000 shares and $1.61 per share for the remaining 150,000 shares. The warrant is exercisable through September 26, 2010.

         The Company issued a warrant in April 2004 pursuant to the issuance of a note payable (Note 5). The warrant permits the holder to purchase up to 313,000 shares of common stock at a price of $1.40 per share for the first 83,000 shares; $1.59 per share for the next 105,000 shares and $1.83 per share for the remaining 125,000 shares. The warrant is exercisable through April 27, 2009.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.       INCOME TAXES

         The income tax (benefit) expense for the years ended December 31, 2004 and 2003 consisted of the following:

                                                              Federal              State               Total
                                                        ------------------  ------------------  ------------------
           2004

         Current                                        $          (22,000) $           (7,000) $          (29,000)
         Deferred                                                  376,000              88,000            464,000
         Change in valuation allowance                            (890,000)           (103,000)           (993,000)
                                                        ------------------  ------------------  ------------------

                      Total income tax (benefit)        $         (536,000) $          (22,000) $         (558,000)
                                                        ==================  ==================  ==================

            2003

         Current                                          $         22,000   $          22,000    $         44,000
         Deferred                                                 (109,000)           (21,000)            (130,000)
         Change in valuation allowance                            (219,000)           (100,000)           (319,000)
                                                        ------------------  ------------------  ------------------

                      Total income tax (benefit)        $         (306,000) $          (99,000) $         (405,000)
                                                        ==================  ==================  ==================

         The Company's effective tax rate for the years ended December 31, 2004 and 2003 was (49)% and (39)%. The reconciliation of the statutory rate to the effective rate is as follows:

                                                       2004     2003
                                                       ---      ---

         Statutory rate                                 34 %     34 %

         State income taxes, net of Federal benefit      6        6
         Other                                         (11)     (29)
         Utilization of net operating losses           (32)     (19)
         Change in valuation allowance                 (46)     (31)
                                                       ---      ---

                  Total                                (49)%    (39)%
                                                       ===      ===

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.       INCOME TAXES (Continued)

         The significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                 December 31,
                                                        ---------------------------

                                                            2004            2003
                                                        -----------     -----------
         Deferred tax assets:
              Net operating loss carryforwards          $ 1,481,000     $ 1,850,000
              Inventory reserves                            962,000       1,119,000
              Payroll related accruals                      143,000         171,000
              Warranty accrual                              217,000         188,000
              Sales and accounts receivable reserves        165,000         186,000
              Uniform capitalization                         70,000          77,000
              Deferred revenue                              340,000         239,000
              R&D credit carryover                          175,000         175,000
                                                        -----------     -----------

                      Total deferred tax assets           3,553,000       4,005,000

         Valuation allowance                             (2,504,000)     (3,497,000)
                                                        -----------     -----------

                      Net deferred tax assets             1,049,000         508,000

         Deferred tax liabilities:
              Depreciation                                  (20,000)         (8,000)
                                                        -----------     -----------

                      Net deferred tax assets           $ 1,029,000     $   500,000
                                                        ===========     ===========

         At December 31, 2004 and 2003, management reviewed recent operating results and projected future operating results. At the end of each of these years, management determined that it was more likely than not that a portion of the deferred tax assets attributable to net operating losses would likely be realized. Due to the Company's limited history of profitable operations, management has recorded a valuation allowance of $2,504,000 and $3,497,000 at December 31, 2004 and 2003,
         respectively. The amount of the valuation allowance will be adjusted in the future when management determines that it is more likely than not the deferred assets will be realized.

         The Company has at December 31, 2004, a net operating loss carryover of approximately $4,531,200 for Federal income tax purposes which expires between 2007 and 2020, and a net operating loss carryforward of approximately $1,305,700 for California state income tax purposes which expires through 2010. The State of California has suspended the application of net operating losses for the 2002 and 2003 fiscal years and extended the carry forward period two years. Federal tax credit carryforwards of approximately $174,900 will begin to expire in 2007. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


10.      COMMITMENTS AND CONTINGENCIES

         Security Interest

         In December 2002, the Company granted a security interest in substantially all assets of the Company to the United Mizrahi Bank Ltd. and Bank Leumi (the "banks"), as security for amounts borrowed by MediVision from the banks and advanced to the Company under the note agreements (Note 6).

         Equity Line of Credit

         On December 28, 2004, the Company entered into an investment agreement with Dutchess Private Equities Fund II, LP (Dutchess) providing for an equity line of credit. Pursuant to the investment agreement, Dutchess has agreed to provide the Company with up to $9,000,000 of funding during the thirty month period beginning on the date that a registration statement the Company agreed to file providing for the resale of the shares of common stock issuable under the investment agreement is declared effective by the Securities and Exchange Commission. During this thirty month period, the Company may request a drawdown under the investment agreement by selling shares of its common stock to Dutchess, and Dutchess will be obligated to purchase the shares. The Company is under no obligation to request any drawdowns under the investment agreement.

         The amount that the Company can request in any drawdown notice is, at the Company's election, the greater of (A) up to 200% of the average daily volume of the Company's common stock for the ten trading days prior to the date of the drawdown notice multiplied by the average of the three daily closing bid prices for the common stock immediately preceding the date of the drawdown notice or (B) $100,000; provided that the Company may not request more than $1,000,000 in any single drawdown.

         Operating Leases

         The Company leases its corporate headquarters and manufacturing facility under a noncancellable operating lease that expires in June 2007. The lease agreement provides for minimum lease payments of approximately $105,864 for the years ended December 31, 2005 and 2006, respectively and $53,532 for the year ended December 31, 2007. The Company also leases a sales office under a month-to-month lease requiring a minimum lease payment of approximately $300 per month.

         Rental expense charged to operations for all operating leases was approximately $96,000 and $104,000, respectively during the years ended December 31, 2004 and 2003.

                           OPHTHALMIC IMAGING SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


11.      SUBSEQUENT EVENT

         On March 2, 2005, the Company and MediVision entered into a Loan and Security Agreement evidenced by and payable in accordance with the note executed by MediVision whereby the Company agreed to loan MediVision up to two million dollars ($2,000,000). Under the terms of the agreement, interest accrues at 7.25% per annum and is payable on February 28, 2006 along with all outstanding principal due at that date. The note is secured by 2,409,000 shares of the Company's stock owned by MediVision. In the event that MediVision were to sell any stock it owns in the Company during the period of the agreement, a minimum of 50% of the proceeds from such sales would be required to pay down the amount owed to the Company.

--------------------------------------------------------------------------------



                           OPHTHALMIC IMAGING SYSTEMS


                                    6,000,000

                                     SHARES

                                  COMMON STOCK




                                   PROSPECTUS





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.








                                  JUNE __, 2005




--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our bylaws, filed as Exhibit 3.4, provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section 317 of the California Corporations Code. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ophthalmic Imaging Systems pursuant to the foregoing provisions, or otherwise, Ophthalmic Imaging Systems has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

         ------------------------------------------------------------------------ --------------------
                                 ITEM                                                  AMOUNT ($)
         ------------------------------------------------------------------------ --------------------
         SEC Registration Fee                                                                  776.82
         ------------------------------------------------------------------------ --------------------
         EDGAR Filing Expenses                                                                 250.00
         ------------------------------------------------------------------------ --------------------
         Transfer Agent Fees                                                                   500.00
         ------------------------------------------------------------------------ --------------------
         Legal Fees                                                                         22,500.00
         ------------------------------------------------------------------------ --------------------
         Accounting Fees                                                                     1,500.00
         ------------------------------------------------------------------------ --------------------
         Miscellaneous                                                                         250.00
         ------------------------------------------------------------------------ --------------------
                    TOTAL                                                                  $25,776.82
         ------------------------------------------------------------------------ --------------------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         On December 28, 2004, we entered into an investment agreement with Dutchess Private Equities Fund II, LP providing for an equity line of credit. Pursuant to the investment agreement, Dutchess has agreed to provide us with up to $9,000,000 of funding during the thirty month period beginning on the date that the registration statement we have agreed to file providing for the resale of the shares of common stock issuable under the investment agreement is declared effective by the Securities and Exchange Commission. During this thirty month period, we may request a drawdown under the investment agreement by selling shares of our common stock to Dutchess, and Dutchess will be obligated to purchase the shares. The minimum and maximum amounts the registrant can draw down at any one time is determined using a formula contained in the investment agreement. We are under no obligation to request any drawdowns under the investment agreement. The offering was made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. We are obligated to register for resale the shares of common stock issuable pursuant to the investment agreement pursuant to a registration rights agreement dated as of December 28, 2004 between us and Dutchess.

         On April 27, 2004, we entered into a private placement transaction with Laurus Master Fund, Ltd. which was exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder. Pursuant to the securities purchase agreement between Laurus and us, we issued to Laurus a secured convertible term note in the principal amount of $1,000,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due April 27, 2007, convertible into shares of our common stock at a conversion price of $1.22 per share. Interest is payable at our option in cash or shares of common stock. Additionally, we issued a warrant to Laurus to purchase 313,000 shares of our common stock at exercise prices ranging between $1.40 and $1.83 per share. Laurus may exercise the warrant through April 27, 2009. We are obligated to register for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreement dated April 27, 2004 between the registrant and the purchaser, of which this registration statement relates.

         On September 25, 2003, we entered into a private placement transaction with Laurus Master Fund, Ltd. which was exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder. Pursuant to the securities purchase agreement between Laurus and us, we issued to Laurus a secured convertible term note in the principal amount of $1,200,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due September 25, 2006, convertible into shares of our common stock at a conversion price of $1.07 per share. Interest is payable at our option in cash or shares of common stock. Additionally, we issued a warrant to Laurus to purchase 375,000 shares of our common stock at exercise prices ranging between $1.23 and $1.61 per share. Laurus may exercise the warrant through September 25, 2010. We are obligated to register for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreement dated September 25, 2003 between the registrant and the purchaser, of which this registration statement relates.

         In June 2003, MediVision exercised its option, as stipulated in the Amendment No. 1, to convert $1,150,000 of principal and interest at a conversion price of $0.185 per share into 6,216,216 common shares of stock.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit                                                                                          Footnote
Number         Description of Exhibit                                                            Reference
------         ----------------------                                                            ---------

2.1            Agreement dated as of October 21, 1999 by and among Ophthalmic Imaging               (5)
               Systems, Premier, Walt Williams, Daniel S. Durrie and Randall C. Fowler.

2.2            Securities Purchase Agreement dated as of July 13, 2000, by and among                (6)
               Ophthalmic Imaging Systems, Premier and MediVision.

3.1            Articles of Incorporation of Ophthalmic Imaging Systems, as amended.                  *

3.2            Amended Bylaws of Ophthalmic Imaging Systems.                                         *

3.3            Amendment to Amended Bylaws of Ophthalmic Imaging Systems dated January 28,          (4)
               1998.

4.1            Specimen of Stock Certificate                                                         *

5.1            Opinion of Troutman Sanders LLP                                                      (17)

10.1           Lease Agreement dated as of April 21, 2001 between Ophthalmic Imaging Systems        (9)
               and Jackson-Jahn, Inc.

10.2           Confidentiality Agreement dated March 27, 1992 between Ophthalmic Imaging             *
               Systems and Steven R. Verdooner.

10.3           Assignment dated October 23, 1990 of U.S. Patent Application for Apparatus            *
               and Method for Topographical Analysis of the Retina to Ophthalmic Imaging
               Systems by Steven R. Verdooner, Patricia C. Meade and Dennis J. Makes (as
               recorded on Reel 5490, Frame 423 in the Assignment Branch of the U.S. Patent
               and Trademark Office).

10.4           1992 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems and sample          *+
               form of Nonstatutory Stock Option Agreement.

10.5           Stock Option Plan                                                                    (1)+

10.6           1995 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems and sample         (2)+
               form of Nonstatutory Stock Option Agreement.

10.7           1997 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems and sample         (3)+
               form of Nonstatutory Stock Option Agreement.

10.8           Form of Indemnification Agreement between Ophthalmic Imaging Systems and each        (4)
               of its directors, officers and certain key employees.

10.9           Working Capital Funding Agreement dated as of July 13, 2000 by and between           (6)
               MediVision and Ophthalmic Imaging Systems.

10.10          Amendment No. 1 to Working Capital Funding Agreement dated as of July 1, 2001        (8)
               by and between MediVision and Ophthalmic Imaging Systems.

10.11          Loan and Security Agreement dated as of July 13, 2000 by and between                 (9)
               MediVision and Ophthalmic Imaging Systems.

10.12          Registration Rights Agreement dated as of August 2000 by and between                 (6)
               MediVision and Ophthalmic Imaging Systems.

10.13          Secured Convertible Working Capital Note dated August 2000 from Ophthalmic           (6)
               Imaging Systems to MediVision in the principal amount of $260,000.

10.14          Secured Promissory Note dated July 21, 2000 from Ophthalmic Imaging Systems          (6)
               to MediVision in the principal amount of $1,500,000.

10.15          Secured Convertible Working Capital Promissory Note dated July 1, 2001 by and        (8)
               between MediVision and Ophthalmic Imaging Systems in the principal amount of
               $1,000,000

10.16          Amendment No. 2 to Working Capital Funding Agreement dated as of May 21, 2003        (10)
               by and between MediVision and Ophthalmic Imaging Systems.

10.17          Cooperation and Project Funding Agreement dated January 21, 2001, among              (7)
               Israel- United States Binational Industrial Research and Development
               Foundation, MediVision and Ophthalmic Imaging Systems.

10.18          2000 Stock Option Plan.                                                               (9)+

10.19          Secured Debenture Agreement by and between United Mizrahi Bank LTD and               (11)
               Ophthalmic Imaging Systems dated December 9, 2002.

10.20          Commercial Security Agreement by and among Bank Leumi, MediVision and                (13)
               Ophthalmic Imaging Systems dated April 30, 2003 and Commercial Guaranty of
               Ophthalmic Imaging Systems.

10.21          Securities Purchase Agreement dated September 25, 2003 by and between                (12)
               Ophthalmic Imaging Systems and Laurus Master Fund, Ltd.

10.22          Secured Convertible Term Note dated September 25, 2003 issued to Laurus              (12)
               Master Fund, Ltd.

10.23          Common Stock Purchase Warrant dated September 25, 2003 issued to Laurus              (12)
               Master Fund, Ltd.

10.24          Registration Rights Agreement dated September 25, 2003 by and between                (12)
               Ophthalmic Imaging Systems and Laurus Master Fund, Ltd.
10.25          Security Agreement dated September 25, 2003 by and between Ophthalmic Imaging        (12)
               Systems and Laurus Master Fund, Ltd.
10.26          2003 Stock Option Plan                                                               (13)+
10.27          Securities Purchase Agreement dated April 27, 2004 by and between Ophthalmic         (14)
               Imaging Systems and Laurus Master Fund, Ltd.
10.28          Secured Convertible Term Note dated April 27, 2004 issued to Laurus Master           (14)
               Fund, Ltd.
10.29          Common Stock Purchase Warrant dated April 27, 2004 issued to Laurus Master           (14)
               Fund, Ltd.
10.30          Registration Rights Agreement dated April 27, 2004 by and between Ophthalmic         (14)
               Imaging Systems and Laurus Master Fund, Ltd.
10.31          Security Agreement dated April 27, 2004 by and between Ophthalmic Imaging            (14)
               Systems and Laurus Master Fund, Ltd.

10.32          Investment Agreement dated as of December 28, 2004 by and between Ophthalmic         (15)
               Imaging Systems and Dutchess Private Equities Fund II, LP.
10.33          Registration Rights Agreement dated as of December 28, 2004 by and between           (15)
               Ophthalmic Imaging Systems and Dutchess Private Equities Fund II, LP.
10.34          First Amendment to the Lease Agreement dated as of April 21, 2001 between the        (16)
               Company and Jackson-Jahn, Inc.
10.35          Second Amendment to the Lease Agreement dated as of April 21, 2001 between           (16)
               the Company and Jackson-Jahn, Inc.
10.36          Loan and Security Agreement dated as of February 28, 2005 by and between the         (16)
               Company and MediVision Medical Imaging Ltd.
10.37          Promissory Note dated as of February 28, 2005 by and between the Company and         (16)
               MediVision Medical Imaging Ltd.
10.38          Letter Agreement, dated December 6, 2004 between the Company and Dragonfly           (18)
               Capital Partners, LLC

23.1           Consent of Perry-Smith LLP, Independent Registered Public Accounting Firm.           (18)

23.2           Consent of Troutman Sanders LLP (included in Exhibit 5.1)                            (17)

*              Incorporated by reference to our Registration Statement on Form S-18, number          *
               33-46864-LA.

(1) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993, filed on November 26, 1993.

(2) Incorporated by reference to our Registration Statement on Form S-8, filed on May 28, 1996, number 333-0461.

(3) Incorporated by reference to our Quarterly Report on Form 10-QSB for the quarterly period ended November 30, 1997, filed on January 14, 1998.

(4) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998, filed on December 15, 1998.

(5) Incorporated by reference to Exhibit 4.3 of our Form 8-K, filed on November 24, 1999.

(6) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000, filed on December 13, 2000.

(7) Incorporated by reference to our Annual Report on Form 10-KSB for the transition period from September 1, 2000 to December 31, 2000, filed on March 29, 2001.

(8) Incorporated by reference to our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed on November 14, 2001.

(9) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 30, 2001, filed on March 26, 2002.

(10) Incorporated by reference to our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, filed on August 14, 2003.

(11) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on March 27, 2003.

(12) Incorporated by reference to our Current Report on Form 8-K filed on October 1, 2003.

(13) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on March 25, 2004

(14) Incorporated by reference to our Current Report on Form 8-K filed on April 29, 2004.

(15) Incorporated by reference to our Current Report on Form 8-K filed on December 30, 2004.

(16) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 18, 2004

(17) Incorporated by reference to our registration statement on Form SB-2, filed on April 6, 2005

(18)           Filed herewith.

+        Management contract or compensatory plan or arrangement.

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

         (iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Sacramento, state of California, on June 17, 2005.

                           OPHTHALMIC IMAGING SYSTEMS


                           By: /s/ Gil Allon
                               -------------------------------------------------
                               Gil Allon
                               Chief Executive Officer

                               /s/ Ariel Shenhar
                               -------------------------------------------------
                               Ariel Shenhar
                               Chief Financial Officer, Vice President and
                               Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Gil Allon                            Director                June 17, 2005
-----------------------------------
Gil Allon

/s/ Ariel Shenhar                        Director                June 17, 2005
-----------------------------------
Ariel Shenhar

/s/ Yigal Berman *                       Director                June 17, 2005
-----------------------------------
Yigal Berman

/s/ Alon Harris *                        Director                June 17, 2005
-----------------------------------
Alon Harris

/s/ Michael Benoff *                     Director                June 17, 2005
-----------------------------------
Michael Benoff


* By: /s/ Ariel Shenhar
      --------------------------
      Ariel Shenhar
      Attorney-in-fact